                                                                     EXHIBIT 2.1













                              ACQUISITION AGREEMENT


                                  BY AND AMONG



                              BROADCOM CORPORATION,


                             BROADCOM (BVI) LIMITED,


                                585573 B.C. LTD.,


                             3030814 NOVA SCOTIA ULC


                                       AND


                            HOTHAUS TECHNOLOGIES INC.


















                            Dated as of July 15, 1999

                                TABLE OF CONTENTS



                                                                                                       Page
                                                                                                       ----
ARTICLE 1 THE PLAN OF ARRANGEMENT.........................................................................2

         1.1      The Plan of Arrangement.................................................................2
         1.2      Voting and Exchange Trust Agreement.....................................................3
         1.3      Parent Support Agreement................................................................3
         1.4      Effective Time..........................................................................4
         1.5      Exemption from Registration.............................................................4
         1.6      Taking of Necessary Action; Further Action..............................................5
         1.7      Contemporaneous Transactions............................................................5


ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................5

         2.1      Organization and Qualification..........................................................5
         2.2      Authority Relative to this Agreement....................................................5
         2.3      Capital Stock...........................................................................6
         2.4      Subsidiaries............................................................................7
         2.5      No Conflicts............................................................................7
         2.6      Books and Records; Organizational Documents.............................................7
         2.7      Company Financial Statements............................................................8
         2.8      Absence of Changes......................................................................8
         2.9      No Undisclosed Liabilities.............................................................12
         2.10     Taxes..................................................................................12
         2.11     Legal Proceedings......................................................................14
         2.12     Compliance With Laws and Orders........................................................15
         2.13     Plans; ERISA...........................................................................15
         2.14     Title to Property......................................................................17
         2.15     Intellectual Property..................................................................17
         2.16     Contracts..............................................................................20
         2.17     Insurance..............................................................................21
         2.18     Affiliate Transactions.................................................................21
         2.19     Employees; Labor Relations.............................................................21
         2.20     Environmental Matters..................................................................23
         2.21     Substantial Customers and Suppliers....................................................24
         2.22     Accounts Receivable....................................................................24
         2.23     Inventory..............................................................................24
         2.24     Other Negotiations; Brokers; Third Party Expenses......................................24
         2.25     Warranty Obligations...................................................................25
         2.26     Foreign Corrupt Practices Act..........................................................25
         2.27     Pooling of Interests...................................................................25
         2.28     Financial Projections..................................................................26
         2.29     Approvals..............................................................................26
         2.30     Leases in Effect.......................................................................26
         2.31     Takeover Statutes......................................................................27
         2.32     BC Securities Act Exemption Application; Information Circular..........................27
         2.33     Disclosure.............................................................................27

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PARENT, ACQUISITION SUB AND CDN2.............................28

         3.1      Organization and Qualification.........................................................28
         3.2      Authority Relative to this Agreement...................................................28
         3.3      Capital Stock..........................................................................28
         3.4      SEC Documents; Parent Financial Statements.............................................29
         3.5      No Conflicts...........................................................................30
         3.6      Pooling of Interests...................................................................30
         3.7      BC Securities Act Exemption Application; Information Circular..........................30
         3.8      Ownership of Acquisition Sub, BVI and CDN2; No Prior Activities........................31
         3.9      Approvals..............................................................................31
         3.10     Investment Advisors....................................................................31


ARTICLE 4 CONDUCT PRIOR TO THE EFFECTIVE TIME............................................................31

         4.1      Conduct of Business of the Company and its Subsidiaries................................31
         4.2      No Solicitation........................................................................32


ARTICLE 5 ADDITIONAL AGREEMENTS..........................................................................33

         5.1      Information Circular; Permit Application...............................................33
         5.2      Shareholder Approval...................................................................34
         5.3      Access to Information..................................................................34
         5.4      Confidentiality........................................................................35
         5.5      Expenses...............................................................................35
         5.6      Public Disclosure......................................................................35
         5.7      Approvals..............................................................................35
         5.8      Notification of Certain Matters........................................................35
         5.9      Pooling of Interests Accounting........................................................36
         5.10     Company Affiliate Agreements...........................................................36
         5.11     Parent Affiliate Agreements............................................................36
         5.12     Additional Documents and Further Assurances............................................36
         5.13     Form S-8...............................................................................36
         5.14     NNM Listing of Additional Shares Application...........................................37
         5.15     Company's Auditors.....................................................................37
         5.16     Additional Affiliate Agreements........................................................37
         5.17     Securities Requirements................................................................37
         5.18     Conveyance Taxes.......................................................................37


ARTICLE 6 CONDITIONS TO THE ACQUISITION TO BE EFFECTED BY THE PLAN OF ARRANGEMENT........................38

         6.1      Conditions to Obligations of Each Party to Effect the Acquisition to be effected by the Plan of Arrangement................................................................38
         6.2      Additional Conditions to Obligations of the Company....................................38
         6.3      Additional Conditions to the Obligations of Parent and Acquisition Sub.................39

ARTICLE 7 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND  AGREEMENTS; ESCROW PROVISIONS..........41

         7.1      Survival of Representations, Warranties, Covenants and Agreements......................41
         7.2      Escrow Provisions......................................................................42


ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER..............................................................48

         8.1      Termination............................................................................48
         8.2      Effect of Termination..................................................................49
         8.3      Amendment..............................................................................50
         8.4      Extension; Waiver......................................................................50


ARTICLE 9 MISCELLANEOUS PROVISIONS.......................................................................50

         9.1      Notices................................................................................50
         9.2      Entire Agreement.......................................................................51
         9.3      Further Assurances; Post-Closing Cooperation...........................................52
         9.4      Waiver.................................................................................52
         9.5      Third Party Beneficiaries..............................................................52
         9.6      No Assignment; Binding Effect..........................................................52
         9.7      Headings...............................................................................52
         9.8      Invalid Provisions.....................................................................52
         9.9      Governing Law..........................................................................53
         9.10     Construction...........................................................................53
         9.11     Counterparts...........................................................................53
         9.12     Specific Performance...................................................................53


ARTICLE 10 DEFINITIONS...................................................................................53

         10.1     Definitions............................................................................53

Exhibits

A -      Plan of Arrangement
B -      Form of Voting Agreement
C -      Voting and Exchange Trust Agreement
D -      Parent Support Agreement
E-1 -    Form of Company Affiliate Agreement
E-2 -    Form of Parent Affiliate Agreement
F-1 -    Form of Parent and Acquisition Sub Officers' Certificates
F-2 -    Form of Parent and Acquisition Sub Secretaries' Certificates
G -      Parent Legal Opinion
H-1 -    Form of Company Officer's Certificate
H-2 -    Form of Company Secretary's Certificate
I -      Company Legal Opinion
J -      Form of Non-Competition Agreement

                              ACQUISITION AGREEMENT

         This ACQUISITION AGREEMENT is made and entered into as of July 15, 1999, by and among Broadcom Corporation, a California corporation ("Parent"), 585573 B.C. Ltd., a British Columbia corporation and a wholly-owned subsidiary of Parent ("Acquisition Sub"), 3030814 Nova Scotia ULC, a Nova Scotia unlimited liability company and a wholly-owned subsidiary of Parent (such corporation or such other wholly-owned subsidiary of Parent as may be designated by Parent, "CDN2"), Broadcom (BVI) Limited, a British Virgin Islands limited liability company and a wholly-owned subsidiary of Parent ("BVI"), and HotHaus Technologies Inc., a British Columbia corporation (the "Company"), and with respect to Section 7.2 only, Morgan Sturdy as Shareholder Agent, and U.S. Stock Transfer Corporation, as Depositary Agent. Capitalized terms used and not otherwise defined herein have the meanings set forth in Article 10.


                                    RECITALS

         A. Pursuant to the Plan of Arrangement, among other things, and subject to the terms and conditions of this Agreement, (i) all of the issued and outstanding shares of capital stock of the Company shall be exchanged for, at the option of the Shareholders of the Company, Parent Common Stock or Exchangeable Shares (as defined in the Plan of Arrangement) or both and (ii) all outstanding Company Options and Company Warrants will become exercisable for Parent Common Stock, subject to the terms and conditions set forth herein.

         B. The Exchangeable Shares shall be exchangeable by the holders for Parent Common Stock on a one-to-one basis at any time.

         C. In connection with the Acquisition to be effected by the Plan of Arrangement, and after giving effect thereto, the number of shares of Parent Common Stock to be issued (including Parent Common Stock to be reserved for issuance upon exchange of Exchangeable Shares or upon exercise of any Company Options or Company Warrants to be assumed by Parent as provided herein) shall be the Aggregate Share Number.

         D. As an inducement to Parent, BVI, Acquisition Sub and CDN2 to enter into this Agreement, certain shareholders of the Company have concurrently herewith entered into Voting Agreements with Parent in the form attached hereto as Exhibit B ("Voting Agreements") pursuant to which, among other things, such shareholders have agreed to vote the shares of Company Common Shares owned by them in favor of the Acquisition to be effected by the Plan of Arrangement.

         E. Parent, BVI, Acquisition Sub, CDN2 and the Company intend that the Acquisition to be effected by the Plan of Arrangement shall qualify as a Pooling of Interests, reportable as a Pooling of Interests of the Company and Parent for financial accounting purposes by Parent from and after the Closing.

         F. Parent, BVI, Acquisition Sub, CDN2 and the Company intend that the Exchangeable Shares will be generally received by resident Canadian shareholders of the Company without recognition of any gain or loss pursuant to the Income Tax Act (Canada) and resident Canadian shareholders of the Company will not be required to file United States Tax Returns solely as a result of the Acquisition to be effected by the Plan of Arrangement.

         G. The Company, Parent, BVI, Acquisition Sub and CDN2 desire to make certain representations, warranties, covenants and agreements in connection with the Acquisition.

         H. A portion of the Exchangeable Shares or shares of Parent Common Stock otherwise issuable by Parent or its Subsidiaries in connection with the Plan of Arrangement shall be placed in escrow by Parent or its Subsidiaries, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article 7 herein.

         NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:


                                   ARTICLE 1
                             THE PLAN OF ARRANGEMENT

         1.1 The Plan of Arrangement. The Company agrees that it shall, as soon as reasonably practical, apply to the Supreme Court of British Columbia (the "Court") pursuant to Section 252 of the BC Company Act for an interim order in form and substance reasonably satisfactory to both the Company and Parent (the "Interim Order") providing for, among other things, the calling and holding of a special meeting of the shareholders of the Company (the "Company Shareholder Meeting") for the purpose of considering and, if deemed advisable, approving a plan of arrangement involving the Company, BVI, Acquisition Sub and CDN2 substantially in the form attached as Exhibit A (the "Arrangement" or "Plan of Arrangement"), the principal terms of which include:

             (a) the description and authorization of a class of preferred stock of Acquisition Sub (the "Exchangeable Shares") that will have the rights, privileges and restrictions, and be subject to the conditions, set forth in Appendix A of the Plan of Arrangement;

             (b) an exchange of shares whereby all outstanding Company Common Shares shall be exchanged for the number of Exchangeable Shares or shares of Parent Common Stock per Company Common Share equal to the quotient (the "Exchange Ratio") of the Aggregate Share Number divided by the aggregate number of Company Common Shares outstanding immediately prior to the Effective Time and Company Common Shares issued or issuable upon exercise or conversion of all unvested and vested Company Options which are not exercised, converted, exchanged or expired as of the Effective Time and all Company Options which the Company has committed to grant but under which the conditions to grant are not fulfilled as of the Effective Time, such Exchangeable Shares to be thereafter exchangeable for Parent Common Stock on a one-for-one basis (subject to certain adjustments pursuant to the Plan of Arrangement), at the option of the holder, during the periods, at the times and subject to the conditions set forth in
Article 5 and Appendix A of the Plan of Arrangement;

             (c) the assumption by Parent of each outstanding Company Option (and the related option plan) and the conversion of each such Company Option into an option (the "Replacement Option") to purchase a number of shares of Parent Common Stock determined by multiplying the number of Company Common Shares subject to such Company Option times the Exchange Ratio (and rounding down to the nearest whole share), each Replacement Option having an exercise price per share equal to the exercise price per share of such Company Option immediately prior to the Effective Time divided by the Exchange Ratio (and rounded up to the nearest whole cent), and having the same vesting, expiration and other terms as such Company Option, all in accordance with the terms of the plan governing such Company Option or the Plan of Arrangement; and

             (d) notwithstanding the foregoing, the maximum aggregate number of shares of Parent Common Stock and Exchangeable Shares to be issued (including Parent Common Stock to be reserved for issuance upon exercise of any Replacement Options) in exchange for all outstanding Company Common Shares and all vested and unvested Company Options and Company Warrants which are unexpired and unexercised shall be the Aggregate Share Number. No adjustment shall be made in the aggregate number of shares of Parent Common Stock and Exchangeable Shares issued pursuant to the Plan of Arrangement as a result of any consideration (in any form whatsoever) received by the Company from the date hereof to the Effective Time as a result of any exercise, conversion or exchange of Company Options or Company Warrants.

             The foregoing is only a summary of the Acquisition to be effected by the Plan of Arrangement. The terms, conditions and procedures for accomplishing the exchange of shares are set forth in the Plan of Arrangement and the Appendices thereto and the foregoing is qualified by reference thereto.

             If approval of the Acquisition to be effected by the Plan of Arrangement by the shareholders of the Company is obtained, the Company shall promptly take the necessary steps to submit the Arrangement to the Court and apply for a final order of the Court approving such Acquisition to be effected by the Plan of Arrangement (the "Final Order").


         1.2 Voting and Exchange Trust Agreement. On or before the Closing, Parent, BVI, Acquisition Sub, CDN2 and a bank or trust company to be selected by Parent and approved by Acquisition Sub, CDN2, BVI and the Company as trustee (the "Trustee"), shall execute and deliver a Voting and Exchange Trust Agreement in substantially the form set forth as Exhibit C hereto, with such changes and additions thereto as may be reasonably requested by the Trustee (as so executed, the "Voting Trust Agreement"). Parent shall deposit with the Trustee the number of shares of Parent Common Stock equal to the number of Exchangeable Shares to secure the voting rights relating to Parent Common Stock granted for the benefit of the holders of the Exchangeable Shares, such share to be held by the Trustee in accordance with the Voting Trust Agreement.

         1.3 Parent Support Agreement. On or before the Closing, Parent, Acquisition Sub and CDN2 shall execute and deliver the Parent Support Agreement (the "Parent Support Agreement") in substantially the form set forth on Exhibit D.

         1.4 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the transactions contemplated by this Agreement (the "Closing") will take place on the Effective Date (as defined in the Plan of Arrangement) which shall be as promptly as practicable, but no later than five (5) Business Days following satisfaction or waiver of the conditions set forth in Article 6 that by their terms are not to occur at the Closing, at the offices of Brobeck, Phleger & Harrison LLP, 38 Technology Drive, Irvine, California, unless another place or time is agreed to by Parent and the Company. The Plan of Arrangement shall become effective at the time provided for in the Plan of Arrangement (the "Effective Time"). The date upon which the Effective Time actually occurs is herein referred to as the "Closing Date."

         1.5 Exemption from Registration. The parties intend that the Exchangeable Shares issued pursuant to the Plan of Arrangement and the shares of Parent Common Stock issued pursuant to the Plan of Arrangement and shares of Parent Common Stock issuable in exchange for the Exchangeable Shares will be issued in transactions (the "Contemplated Issuances") exempt from registration under the Securities Act by reason of Section 3(a)(10) and/or 3(a)(9) thereof and, when issued, such shares of Parent Common Stock will be immediately convertible into shares of Parent Class A Common Stock which will be tradable by the holders without restrictions except for the restrictions set out in the Company Affiliate agreements applicable to Company Affiliates. As soon as reasonably practicable after the date hereof, Parent will submit a written "no-action" request letter to Staff of the SEC seeking confirmation that the Contemplated Issuances are so exempt from registration under the Securities Act (the "No Action Request"). Parent will provide the Company and its counsel a reasonable opportunity to review and comment on the No Action Request prior to its submission to the SEC. In the event the SEC's response to the No Action Request is negative or is not received by Parent prior to 30 days following the Effective Time (a "Triggering Event"), then Parent hereby agrees as soon as reasonably practicable thereafter, in the case of one or more Contemplated Issuances not being exempt from registration under the Securities Act, to take all steps reasonably necessary to permit such Contemplated Issuances to proceed in accordance with the requirements of the Securities Act and, in the case of shares of Parent Class A Common Stock not being tradable without restriction, to take all steps reasonably necessary or appropriate to cause such shares of Parent Class A Common Stock to be freely tradable without restriction in such manner, including, but not limited to, (x) within 14 days after the occurrence of a Triggering Event, filing with the SEC, and using commercially reasonable efforts to cause the effectiveness of, a registration statement under the Securities Act so as to register the issuance of such shares of Parent Class A Common Stock, (y) using commercially reasonable efforts to maintain the effectiveness of such registration statement (the "Public Registration") until all such shares of Parent Class A Common Stock have been issued by Parent and
(z) taking any action required to be taken under applicable SEC, state and provincial securities Laws and the regulations of the NNM in connection with the issuance of such shares of Parent Class A Common Stock. Notwithstanding any provision hereof to the contrary, Parent shall be entitled, without prior notice, to suspend the Public Registration during customary "blackout periods" relating to material non-public information regarding Parent that causes the prospectus contained in such registration statement to not be complete or correct in any material respect.

         1.6 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and the Acquisition to be effected by the Plan of Arrangement, the officers and directors of the Company are fully authorized to take, and will take, all such lawful and necessary action.

         1.7 Contemporaneous Transactions. The parties hereby agree that each of the transactions contemplated by this Agreement that is in fact consummated shall, to the extent permitted by applicable Law and not otherwise provided for herein or in the Plan of Arrangement, be deemed consummated substantially contemporaneously with any other transaction that is in fact consummated pursuant to this Agreement.


                                   ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to each of Parent, Acquisition Sub and CDN2 subject to such exceptions as are disclosed with respect to specific sections of this Article 2 in the Disclosure Schedule delivered herewith and dated as of the date hereof or as are disclosed in another section of the Disclosure Schedule if it is reasonably apparent on the face of the disclosure that it is applicable to another section of this Article 2, as follows:

         2.1 Organization and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has full corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use, license and lease its Assets and Properties. Each of the Company and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a material adverse effect on the Business or Condition of the Company. Section 2.1 of the Disclosure Schedule sets forth each of the Company's Subsidiaries, the jurisdiction in which each was formed and each jurisdiction where each of the Company and its Subsidiaries is so qualified, licensed or admitted to do business and separately lists each other jurisdiction in which the Company or its Subsidiaries owns, uses, licenses or leases its Assets and Properties, or conducts business or has employees or engages independent contractors.

         2.2 Authority Relative to this Agreement. Subject only to the requisite approval of the Acquisition to be effected by the Plan of Arrangement by the shareholders of the Company, the holders of Company Options, the holders of Company Warrants and the Court, the Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by all necessary action by the Board of Directors of the Company, and no other action on the part of the Board of Directors of the Company is required to authorize the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent, BVI, Acquisition Sub and CDN2, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity. The form of irrevocable proxy attached as Exhibit A to the Voting Agreement has been duly and validly authorized by the board of directors of the Company.

         2.3 Capital Stock. The authorized capital stock of the Company consists only of 10,000,000 common shares, without par value (the "Company Common Shares"), of which 5,891,713 Company Common Shares are issued and outstanding as of the date hereof. All of the issued and outstanding Company Common Shares are validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable federal, provincial and foreign securities Laws. No Company Common Shares are held as treasury stock. Section 2.3 of the Disclosure Schedule lists the name and state or province of residence of each holder of Company Common Shares provided to the Company by such holder. With respect to any Company Common Shares that have been issued subject to a repurchase option on the part of the Company, Section 2.3 of the Disclosure Schedule sets forth the holder thereof, the number and type of securities covered thereby, and the vesting schedule thereof (including a description of the circumstances under which such vesting schedule can or will be accelerated). Except as set forth in
Section 2.3 of the Disclosure Schedule, as of the date hereof no Company Common Shares are reserved for issuance and there are no outstanding Company Options or Company Warrants or agreements, arrangements or understandings to which the Company is a party (written or oral) to issue Options with respect to the Company and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of Company Common Shares created by statute, the articles of incorporation or by-laws of the Company, or any agreement or other arrangement to which the Company is a party or to which it is bound and there are no agreements, arrangements or understandings to which the Company is a party (written or oral) pursuant to which the Company has the right to elect to satisfy any Liability by issuing Company Common Shares or Equity Equivalents. With respect to each Company Option or Company Warrant, Section 2.3 of the Disclosure Schedule sets forth the holder thereof, the number and type of securities issuable thereunder, and, if applicable, the exercise price therefor, the exercise period, the maximum term, and vesting schedule thereof (including a description of the circumstances under which such vesting schedule can or will be accelerated). Except as set forth in Section 2.3 of the Disclosure Schedule, all of the Company Options and Company Warrants were issued in compliance with all applicable federal, provincial and foreign securities Laws. Except as set forth in Section 2.3 of the Disclosure Schedule, none of the Company Options or Company Warrants will vest on an accelerated basis in connection with the Acquisition or any subsequent termination of the holder's employment or service. Except as set forth in Section 2.3 of the Disclosure Schedule, the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement, arrangement or understanding between or among any Persons which affects, restricts or relates to voting, giving of written consents, dividend rights or transferability of shares with respect to the

Company Common Shares, including without limitation any voting trust agreement or proxy.

         2.4 Subsidiaries. The Company is the owner of all outstanding shares of each of its Subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of each Subsidiary are owned by the Company free and clear of all liens, charges, claims or encumbrances, or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued shares or other securities of any such Subsidiary, or otherwise obligating the Company or any such Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other Person other than its interests in the Company's Subsidiaries set forth in Section 2.1 of the Disclosure Schedule.

         2.5 No Conflicts. The execution and delivery by the Company of this Agreement does not, the performance by the Company of its obligations under this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not:

             (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the memorandum and articles or equivalent constating documents of the Company or any of its Subsidiaries;

             (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.5 of the Disclosure Schedule, if any, conflict with or result in a violation or breach of any Law or Order applicable to the Company or any of its Subsidiaries or by which any of their Assets and Properties is bound or affected; or

             (c) except as would not have a material adverse effect on the Business or Condition of Company, (i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon the Company or any of its Assets and Properties under or (vii) result in the loss of a material benefit under, any of the terms, conditions or provisions of any Contract or License to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective Assets and Properties is bound or affected.

         2.6 Books and Records; Organizational Documents. The minute books, including the share registers, and other similar records of the Company and its Subsidiaries have been provided or made available to Parent or its counsel prior to the execution of this

Agreement, are complete and correct in all material respects and have been maintained in accordance with sound business practices. Such minute books contain a true and complete record of all material actions taken at all meetings and by all written consents in lieu of meetings of the directors, shareholders and committees of the Board of Directors of the Company and its Subsidiaries through the date hereof. The Company has prior to the execution of this Agreement delivered to Parent true and complete copies of the memorandum and articles or equivalent constating documents, all as amended through the date hereof, of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any provisions of its memorandum or articles or equivalent constating documents.

         2.7 Company Financial Statements. Section 2.7 of the Disclosure Schedule sets forth the Company Financials. The Company Financials delivered to Parent are, in all material respects, correct and complete and have been prepared in accordance with Canadian GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto, and, in the case of the Interim Financial Statements, subject to normal year-end adjustments, which adjustments will not be material in amount or significance). The Company Financials present fairly and accurately the financial condition and operating results of the Company and its Subsidiaries as of the dates and during the periods indicated therein, subject, in the case of the Interim Financial Statements, to normal year-end adjustments, which adjustments will not be material in amount or significance and except that the Interim Financial Statements may not contain footnotes. Since July 31, 1998, there has been no change in any accounting policies, principles, methods or practices, including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of the Company.

         2.8 Absence of Changes. Since the Audited Financial Statement Date, there has not been any material adverse change in the Business or Condition of the Company or any occurrence or event which, individually or in the aggregate could be reasonably expected to have any material adverse change in the Business or Condition of the Company. In addition, without limiting the foregoing, except as expressly contemplated hereby, there has not occurred since the Audited Financial Statement Date:

             (a) the entering into of any Contract, commitment or transaction or the incurrence of any material Liabilities outside of the ordinary course of business consistent with past practice;

             (b) the entering into of any Contract in connection with any transaction involving a Business Combination;

             (c) the alteration, or entering into of any Contract or other commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company or any of its Subsidiaries directly or indirectly holds any interest on the date hereof;

             (d) the entering into of any strategic alliance, joint development or joint marketing Contract other than joint marketing efforts in the ordinary course of business consistent with past practice;

             (e) any material amendment or other modification (or agreement to do so), except in the ordinary course of business consistent with past practice, or material violation of the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

             (f) the entering into of any transaction with any officer, director, shareholder, Affiliate or Associate of the Company, other than pursuant to any Contract in effect on the Audited Financial Statement Date and disclosed to Parent pursuant to Section 2.18 of the Disclosure Schedule or other than pursuant to any contract of employment and listed pursuant to Section 2.16(a) of the Disclosure Schedule;

             (g) the entering into or amendment of any Contract pursuant to which any other Person is granted manufacturing, marketing, distribution, licensing or similar rights of any type or scope with respect to any products of the Company or Company Intellectual Property other than as contemplated by the Contracts or Licenses of the Company and its Subsidiaries disclosed in the Disclosure Schedule or otherwise in the ordinary course of business consistent with past practice;

             (h) the commencement of any Action or Proceeding (other than any investigation of which the Company is not aware);

             (i) the declaration, setting aside or payment of any dividends on or making of any other distributions (whether in cash, stock or property) in respect of any Company Common Shares or Equity Equivalents, or any split, combination or reclassification of any Company Common Shares or Equity Equivalents or issuance or authorization of the issuance of any other securities in respect of, in lieu of or in substitution for Company Common Shares or Equity Equivalents, or the repurchase, redemption or other acquisition, directly or indirectly, of any shares of Company Common Shares or Equity Equivalents by the Company except for repurchases of Company Shares upon termination of employment;

             (j) except for (i) the issuance of Company Common Shares upon exercise or conversion of then-outstanding Company Options, or Company Warrants listed in Section 2.3 of the Disclosure Schedule, or (ii) the issuance of options available for grant under the Company's existing stock option plan in the ordinary course of business to employees who are not officers of the Company or of any of its Subsidiaries consistent with past practice, the issuance, grant, delivery, sale or authorization of or proposal to issue, grant, deliver or sell, or purchase or proposal to purchase, any shares of Company Common Shares, Equity Equivalents or modification or amendment of the rights of any holder of any outstanding shares of Company Common Shares or Equity Equivalents (including to reduce or alter the consideration to be paid to the Company upon the exercise of any outstanding Company Options, Company Warrants, or other Equity Equivalents), nor have there been any agreements, arrangements, plans or understandings with respect to any such modification or amendment;

             (k) any amendments to the Company's memorandum or articles or equivalent constating documents of the Company of any of its Subsidiaries;

             (l) any transfer (by way of a License or otherwise) to any Person of rights to any Company Intellectual Property other than non-exclusive transfers to the Company's customers, distributors or other licensees in the ordinary course of business consistent with past practice;

             (m) any disposition or sale of, waiver of rights to, license or lease of, or incurrence of any material Lien on, any material Assets and Properties (other than Company Intellectual Property) of the Company and its Subsidiaries, other than dispositions of inventory, or licenses of products to Persons in the ordinary course of business of the Company consistent with past practice;

             (n) any purchase of any Assets and Properties of any Person other than acquisitions of inventory, or licenses of products, in the ordinary course of business of the Company consistent with past practice and in an amount not in excess of $40,000 in any one case after the date hereof or $600,000 in the aggregate for the period;

             (o) the making of any capital expenditures or commitments by the Company for additions to property, plant or equipment of the Company constituting capital assets individually or in the aggregate in an amount exceeding $500,000;

             (p) the write-off or write-down or making of any determination to write off or write-down, or revalue, any of the Assets and Properties of the Company, or change in any reserves or liabilities associated therewith, individually or in the aggregate in an amount exceeding $200,000;

             (q) the payment, discharge or satisfaction, in an amount in excess of $50,000, in any one case, or $150,000 in the aggregate, of any claim or Liability, other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities reflected or reserved against in the Company Financial Statements or incurred in the ordinary course of business since the Financial Statement Date;

             (r) the failure to pay or otherwise satisfy material Liabilities of the Company or its Subsidiaries when due, except such as are being contested in good faith;

             (s) the incurrence of any Indebtedness or guarantee of any such Indebtedness in an aggregate amount exceeding $100,000 or issuance or sale of any debt securities of the Company or any of its Subsidiaries or guarantee of any debt securities of others;

             (t) the grant of any severance or termination pay to any director, officer employee or consultant, except payments made as required by Law or pursuant to written Contracts outstanding on the date hereof, the terms of which are disclosed in the Disclosure Schedule;

             (u) an increase in salary, rate of commissions, rate of consulting fees or any other compensation of any current officer, director, shareholder, employee, independent contractor or consultant of the Company or any of its Subsidiaries;

             (v) the payment of any consideration of any nature whatsoever (other than salary, commissions or consulting fees and customary benefits and out of pocket expenses paid to any current or former officer, director, shareholder, employee or consultant of the Company or any of its Subsidiaries) to any current or former officer, director, shareholder, employee, independent contractor or consultant of the Company or any of its Subsidiaries;

             (w) the establishment or modification of (i) targets, goals, pools or similar provisions under any Plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement or (ii) salary ranges, increased guidelines or similar provisions in respect of any Plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement;

             (x) the adoption, entering into, amendment, modification or termination (partial or complete) of any Plan;

             (y) the payment of any discretionary or stay bonus;

             (z) any action, including the acceleration of vesting of any Company Options or Company Warrants, or other rights to acquire shares of capital stock of the Company, which would be reasonably likely to interfere with Parent's ability to account for the Acquisition to be effected by the Plan of Arrangement as a Pooling of Interests, except as expressly required by any Contract set forth on the Disclosure Schedule;

             (aa) the making or changing of any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, the entering into of any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement, settlement or compromise of any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes with any Taxing Authority or otherwise;

             (bb) the making of any change in the accounting policies, principles, methods, practices or procedures of the Company (including without limitation for bad debts, contingent liabilities or otherwise, respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense);

             (cc) other than in the ordinary course of business, the making of any representation or proposal to, or engagement in substantive discussions with, any of the holders (or their representatives) of any Indebtedness, or to or with any party which has issued a letter of credit which benefits the Company;

             (dd) the commencement or termination of, or change in, any line of business except as contemplated in the Company Business Plan;

             (ee) the cancellation, material amendment or failure to renew any insurance policy other than in the ordinary course of business consistent with past practice, or failure to use commercially reasonable efforts to give all notices and present all claims under all such policies in a timely fashion;

             (ff) any material amendment, failure to renew, or failure to use commercially reasonable efforts to maintain, its existing Approvals or failure to observe any Law or Order applicable to the conduct of the business of the Company or the Assets and Properties of the Company and its Subsidiaries;

             (gg) any failure to pay or otherwise satisfy any obligations to procure, maintain, renew, extend or enforce any material Company Intellectual Property, including, but not limited to, submission of required documents or fees during the prosecution of patent, trademark or other applications for Registered Intellectual Property rights;

             (hh) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of the Company individually or in the aggregate in an amount exceeding $50,000.

             (ii) the repurchase, cancellation or modification of the terms of any Company Common Stock, Equity Equivalents, Company Options, Company Warrants or other financial instrument that derives the majority of its value from its convertibility into Company Common Stock or Equity Equivalents, other than transactions entered into in the ordinary course of business and pursuant to either (i) contractual provisions or (ii) the Stock Plan, in either case as in effect at the date of this Agreement;

             (jj) any entering into any agreement to do any of the foregoing.

         2.9 No Undisclosed Liabilities. Except as reflected or reserved against in the Company Financials (including the notes thereto), there are no Liabilities of, relating to or affecting the Company or any of its Subsidiaries or any of their Assets and Properties, other than Liabilities incurred in the ordinary course of business consistent with past practice since the Financial Statement Date and in accordance with the provisions of this Agreement which, individually and in the aggregate, are not material to the Business or Condition of the Company, and are not for tort or for breach of contract or disclosed in the Disclosure Schedules.

         2.10 Taxes.

              (a) All Tax Returns required to have been filed by or with respect to the Company or each of its Subsidiaries have been duly filed (including any extensions), and each such Tax Return correctly and completely reflects Tax liability and all other information required to be reported thereon. All Taxes due and payable by the Company, whether or not shown on any Tax Return, or claimed to be due by any Tax Authority, have been paid or accrued in accordance with Canadian GAAP on the Company Financials through the date thereof and in the books and records of the Company or the relevant Subsidiary in respect of subsequent periods. All such Tax Returns are true, complete and correct in all material respects.

              (b) The Company and its Subsidiaries have not incurred any material liability for Taxes other than as reflected on the Interim Financial Statements. The unpaid

Taxes of the Company and its Subsidiaries (i) did not, as of the most recent fiscal month end, exceed by any material amount the reserve for liability for Income Tax (other than the reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Company's most recent balance sheet and (ii) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date.

              (c) Neither the Company nor any of its Subsidiaries is a party to any agreement extending the time within which to file any Tax Return. No claim has ever been made by a Taxing Authority of any jurisdiction in which the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

              (d) The Company and each of its Subsidiaries has collected or withheld all amounts required to be collected or withheld by it on account of Taxes or otherwise, and has remitted the same to the appropriate governmental authority in the manner and within the time required under any applicable legislation or, if it is not yet due, has set it aside in appropriate accounts for payment when due.

              (e) The Company does not have knowledge of any actions by any Taxing Authority in connection with assessing additional Taxes against and in respect of the Company or its Subsidiaries for any past period. There is no dispute or claim concerning any Tax liability of the Company or its Subsidiaries
(i) threatened, claimed or raised by any Taxing Authority and (ii) of which the Company is aware. There are no Liens for Taxes upon the Assets and Properties of the Company other than Liens for Taxes not yet due. Section 2.10 of the Disclosure Schedule indicates those Tax Returns, if any, of the Company that have been audited or examined by Taxing Authorities, and indicates those Tax Returns of the Company and its Subsidiaries that currently are the subject of audit or examination.

              (f) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, the Company or any of its Subsidiaries with respect to any Tax assessment or deficiency affecting the Company or any of its Subsidiaries.

              (g) The Company has not received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes.

              (h) The liability for Taxes under the Income Tax Act (Canada) of the Company has been assessed by Revenue Canada for all taxation years up to and including the taxation years ending July 31, 1997. The assessment of liability for Taxes under the Income Tax Act (Canada) for the tax year ended July 31, 1998 is pending. True and complete copies of the federal and provincial Tax Returns for the Company and copies of all assessments and reassessments for all taxation years including relating to the most recently completed taxation year for which the same are available have been provided to Parent.

              (i) The Company and its Subsidiaries have no liability for the Taxes of any Person other than the Company (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of Canadian or United States federal, state, provincial, local or foreign Law), (ii) as a transferee or successor, (iii) by Contract or (iv) otherwise.

              (j) No Subsidiary (i) has agreed to make or is required to make any adjustment under Section 481 of the Code by reason of a change in accounting method and (ii) is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code.

              (k) Neither the Company nor any of its Subsidiaries is a party to or bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement.

              (l) Neither the Company nor any of its Subsidiaries is involved in, subject to, or a party to any joint venture, partnership, Contract or other arrangement that is treated as a partnership for federal, state, local or foreign Income Tax purposes.

              (m) The Company was not included and is not includible in the Tax Return of any Relevant Group with any corporation other than such a return of which the Company is the common parent corporation.

              (n) No Subsidiary of the Company has made any payments, is obligated to make any payments, or is a party to any Contract that under certain circumstances could require it to make any payments which would otherwise be deductible that are not deductible as a result of the provisions set forth in
Section 280G of the Code or the treasury regulations thereunder or would result in an excise tax to the recipient of any such payment under Section 4999 of the Code.

              (o) All material elections made by the Company with respect to Canadian income Taxes affecting the Company are set forth on Section 2.10 of the Disclosure Schedule.

              (p) The Company is not nor has it ever been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code.

         2.11 Legal Proceedings.

              (a) Except as set forth in Section 2.11 of the Disclosure
Schedule:

                  (i) there are no material Actions or Proceedings brought or, to the knowledge of the Company or any of its Subsidiaries, pending or threatened against the Company or any of its Subsidiaries or their Assets and Properties;

                  (ii) there are no facts or circumstances known to the Company or any of its Subsidiaries that could reasonably be expected to give rise to any material Action or Proceeding against, relating to or affecting the Company or any of its Subsidiaries; and

                  (iii) neither the Company nor any of its Subsidiaries has received notice, and does not otherwise have knowledge of any Orders outstanding against the Company or any of its Subsidiaries.

              (b) Prior to the execution of this Agreement, the Company has delivered to Parent all responses of counsel for the Company to auditor's requests for information for the preceding three years (together with any updates provided by such counsel) regarding

Actions or Proceedings pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against, relating to or affecting the Company or any of its Subsidiaries. Section 2.11(b) of the Disclosure Schedule sets forth all Actions or Proceedings against or by the Company or any of its Subsidiaries or relating to or affecting any of its or their Assets and Properties during the three-year period prior to the date hereof.

         2.12 Compliance With Laws and Orders. The Company has not violated, and is not currently in violation or default under, any Law or Order applicable to the Company or any of its Subsidiaries or any of its or their Assets and Properties, except for any such violations or defaults that could not reasonably be expected to have a material adverse effect on the Business or Condition of the Company.

         2.13 Plans; ERISA.

              (a) The Disclosure Schedule lists (i) all "employee benefit plans" (as such term is defined in Section 3(3) of ERISA) of which any of the Company or any Subsidiary is or ever was a sponsor or participating employer or as to which the Company or any Subsidiary makes contributions or is required to make contributions, and (ii) any similar employment, severance or other arrangement or policy of any of the Company or any Subsidiary (whether written or oral) providing for health, life, vision or dental insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits (collectively, the "Plans"). Except as disclosed on Section 2.13 of the Disclosure Schedule, (i) none of the Plans is or was a "multi-employer plan," as defined in Section 3(37) of ERISA or other pension plan subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, (ii) none of the Plans provides or provided post-retirement medical or health benefits except as required by Law, (iii) none of the Plans is or was a "welfare benefit fund," as defined in Section 419(e) of the Code, or an organization described in Sections 501(c)(9) or 501(c)(20) of the Code, and (iv) neither the Company nor any Subsidiary has announced or otherwise made any commitment to create or amend any Plan. Notwithstanding any statement or indication in this Agreement to the contrary, there are no Plans which Parent or any of its Subsidiaries will not be able to terminate immediately after the Closing in accordance with their terms. With respect to each Plan, at the Closing there will be no material unrecorded liabilities with respect to the establishment, implementation, operation, administration or termination of any Plan, or the termination of the participation in any Plan by the Company or any Subsidiary.

              (b) The Company has delivered to Parent true and complete copies of: (i) each of the Plans and any related funding agreements thereto (including insurance contracts) including all amendments, all of which are legally valid and binding and in full force and effect and there are no defaults thereunder,
(ii) the currently effective summary plan description pertaining to each of the Plans (if any), (iii) the three (3) most recent annual reports for each of the Plans (including all related schedules), (iv) the most recent Internal Revenue Service determination letter for each Plan which is intended to constitute a qualified plan under Section 401(a) of the Code, and (v) for each unfunded Plan, financial statements consisting of (A) the consolidated statement of assets and liabilities of such Plan as of its most recent valuation date, and (B) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under such Plan for the most recently-ended plan year, which such financial statements shall fairly present the financial condition and the results of operations of such Plan in accordance with GAAP, consistently applied, as of such dates.

              (c) Neither the Company nor any Subsidiary is subject to any material liability, tax or penalty whatsoever to any person or agency whomsoever as a result of engaging in a prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code), and neither the Company nor any Subsidiary has any knowledge of any circumstances which reasonably might result in any material liability, tax or penalty, including but not limited to, a penalty under Section 502 of ERISA, as a result of a breach of any duty under ERISA or under other Laws. Each Plan which is required to comply with the provisions of Section 4980B of the Code, or with the requirements referred to in
Section 4980D of the Code, has complied in all material respects.

              (d) Each of the Plans which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and has been operated in accordance with its terms and with the applicable provisions of the Code. Each Plan that is required or intended to be qualified under applicable law or registered or approved by a government agency or authority has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to cause the appropriate governmental agency or authority to revoke, or otherwise adversely affect, such qualification, registration or approval to the knowledge of the Company. All of the Plans have been administered and maintained in substantial compliance with their terms and ERISA, the Code and all other Laws, to the extent applicable. All contributions required to be made to each of the Plans under the terms of that Plan, ERISA, the Code or any other applicable Laws have been timely made. The Interim Financial Statements properly reflect all amounts required to be accrued as liabilities to date under each of the Plans. There is no contract, agreement or benefit arrangement covering any employee of the Company or any Subsidiary which, individually or collectively, could give rise to the payment of any amount which would constitute an "excess parachute payment" (as defined in Section 280G of the Code). Neither the execution or performance of this Agreement nor the closing of the Acquisition will (i) result in any obligation or liability (with respect to accrued benefits or otherwise) of Parent or any Subsidiary to the PBGC, any Plan, or any present or former employee of Parent or any Subsidiary, (ii) be a trigger event under any Plan that will result in any payment (whether of severance pay or otherwise) becoming due to any present or former employee, officer, director, shareholder, contractor, or consultant, or any of their dependents, or (iii) accelerate the time of payment or vesting, or increase the amount, of compensation or other remuneration (whether payable in cash, securities or other property) due to any employee, officer, director, shareholder, contractor, or consultant of the Company or any Subsidiary.

              (e) Other than routine claims for benefits under the Plans, there are no pending, or, to the best knowledge of the Company, threatened, Actions or Proceedings involving the Plans, or the fiduciaries, administrators, or trustees of any of the Plans or the Company or any Subsidiary as the employer or sponsor under any Plan, with any of the IRS, the Department of Labor, the PBGC, or other governmental authority (whether in the U.S. or Canada), any participant in or beneficiary of any Plan or any other person whomsoever. The Company knows of no reasonable basis for any such claim, lawsuit, dispute, action or controversy.

         2.14 Title to Property. The Company and its Subsidiaries have good and marketable title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Company Financials or acquired after the Financial Statement Date (except properties, interests in properties and assets sold or otherwise disposed of since the Financial Statement Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) liens securing debt which is reflected on the Company Financials and (iv) Liens listed on Section 2.14 of the Disclosure Schedule. The material plants, property and equipment of the Company and its Subsidiaries that are used in the operations of their businesses are in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of the Company and its Subsidiaries are reflected in the Company Financials to the extent Canadian GAAP require the same to be reflected.

         2.15 Intellectual Property.

              (a) Section 2.15(a) of the Disclosure Schedule lists all Company Registered Intellectual Property and lists any proceedings or actions in which the Company or any of its Subsidiaries is a named party or of which the Company has knowledge (whether or not the Company is a party thereto) pending as of the date hereof before any court, tribunal (including the PTO or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

              (b) Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Section 2.15(a) of the Disclosure Schedule is owned exclusively by the Company (excluding Intellectual Property licensed to the Company under any License) and is free and clear of any Liens. The Company (i) owns exclusively all registered trademarks, service marks and trade names used by the Company in connection with the operation or conduct of the business of the Company, including the sale of any products or technology or the provision of any services by the Company and (ii) owns exclusively, and has good title to, all copyrighted works that are Company products or other works of authorship that the Company otherwise purports to own that are material to the Company's business; provided, however, that such works may incorporate copyrighted works or works of authorship of third parties which are licensed to the Company or are in the public domain.

              (c) To the extent that any Company Intellectual Property has been developed or created by any Person other than the Company, the Company has a written agreement with such Person with respect thereto and the Company has either (i) obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment of any such rights or (ii) has obtained a License under or to such Intellectual Property.

              (d) Except pursuant to agreements described in Section 2.15(d) of the Disclosure Schedule, the Company has not transferred ownership of or granted any License of or other right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other Person.

              (e) The Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the Company's business as it currently is conducted or as currently proposed to be conducted in the Company Business Plan, including, without limitation, the design, development, distribution, marketing, manufacture, use, import, license, and sale of the products, technology and services of the Company (including products, technology, or services currently under development).

              (f) The Contracts and Licenses listed in Section 2.15(f) of the Disclosure Schedule include all Contracts and Licenses to which the Company is a party with respect to any Company Intellectual Property. No Person other than the Company has ownership rights to improvements made by the Company in Company Intellectual Property which has been licensed to the Company.

              (g) Section 2.15(g) of the Disclosure Schedule lists all Contracts, Licenses and agreements between the Company and any other Person wherein or whereby the Company has expressly agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or Liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other Person of the Intellectual Property of any Person other than the Company.

              (h) Except as described in Section 2.15(h) of the Disclosure Schedule, the operation of the business of the Company as currently conducted or as presently proposed to be conducted, including the Company's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not infringe or misappropriate the Intellectual Property of any Person, violate the rights of any Person (including rights to privacy or publicity), or constitute unfair competition or trade practices under any Laws, and the Company has not received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under any Law, including notice of third party patent or other Intellectual Property rights from a potential licensor of such rights.

              (i) Each item of Company Registered Intellectual Property is valid and subsisting (or in the case of trademark applications, has been applied for), and all necessary registration, maintenance, renewal fees, annuity fees and taxes which are due and owing in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual

Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or applicable foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Section 2.15(i) of the Disclosure Schedule lists all actions that must be taken by the Company within 180 days from the date hereof, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Registered Intellectual Property. The Company has not registered the copyright with the U.S. Copyright Office for any version of each product or technology of the Company that constitutes or includes a copyrightable work. In each case in which the Company has acquired any Intellectual Property rights from any Person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all such rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to the Company and, to the maximum extent provided for by, and in accordance with, applicable Laws, the Company has recorded each such assignment with the relevant Governmental or Regulatory Authority, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

              (j) There are no Contracts or Licenses between the Company and any other Person with respect to Company Intellectual Property under which there is any ongoing dispute known to the Company regarding the scope of such Contract or License, or performance under such Contract or License, including with respect to any payments to be made or received by the Company thereunder, except as noted in Section 2.22 of the Disclosure Schedule.

              (k) Subject to Section 2.15(k) of the Disclosure Schedule, to the knowledge of the Company, no Person is infringing or misappropriating any Company Intellectual Property.

              (l) The Company has taken all commercially reasonable steps to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other Person to the Company subject to a duty of confidentiality. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant and independent contractor who has access to Company Intellectual Property to execute proprietary rights agreements substantially in the form set forth in Section 2.15(l) of the Disclosure Schedule, and all such current and former employees, consultants and independent contractors of the Company have executed such an agreement.

              (m) Subject to Section 2.15(m) of the Disclosure Schedule, no Company Intellectual Property or product, technology or service of the Company is subject to any Order or Action or Proceeding that restricts, or that is reasonably expected to restrict in any manner, the use, transfer or licensing of any Company Intellectual Property by the Company or that may affect the validity, use or enforceability of such Company Intellectual Property.

              (n) To the knowledge of the Company, no (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of Company constitutes material, false advertising or otherwise violates any Law pertaining thereto.

              (o) The Company has taken all commercially reasonable actions necessary and appropriate to assure that all of its products (including products currently under development) will, without interruption or manual intervention, continue to consistently, predictably and accurately record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will consistently, predictably and accurately calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as such products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates. The Company has used commercially reasonable efforts to ensure that the information technology systems and non-information technology systems used by Company in its internal operations will function properly on or after January 1, 2000, which efforts are described in Section 2.15(o) of the Disclosure Schedule, and the Company has no knowledge of material issues that have arisen in connection therewith. The Company has made inquiries to its key third-party vendors and providers as to the status of their Year 2000 efforts, and as a result of such inquiries has not uncovered any problems that would adversely affect the operation of the products or that could materially disrupt or harm the day-to-day functioning of the business or operations of the Company.

              (p) Neither this Agreement nor any transactions contemplated by this Agreement will result in Parent's granting any rights or licenses with respect to the Intellectual Property of Parent to any Person pursuant to any Contract to which the Company is a party or by which any of its Assets and Properties are bound.

         2.16 Contracts.

              (a) Section 2.16(a)(1) of the Disclosure Schedule contains a true and complete list of each of the Contracts (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all continuing waivers of any material terms thereof, have been made available to Parent prior to the execution of this Agreement) of the Company and its Subsidiaries. Section 2.16(a)(2) of the Disclosure Schedule contains a true and complete list of each Contract of the Company and its Subsidiaries not terminable by the Company or any of its Subsidiaries upon 30 days (or less) notice by the Company or any of its Subsidiaries without penalty or obligation to make payments based on such termination.

              (b) Each Contract required to be disclosed in Section 2.16(a) of the Disclosure Schedule, unless otherwise stated in Section 2.16(a) of the Disclosure Schedule, is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, and, to the knowledge of the Company and its Subsidiaries, no other party to such Contract is, nor has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

              (c) Neither the Company nor any of its Subsidiaries is a party to or bound by any Contract that (i) automatically terminates or allows termination by the other party thereto upon consummation of the transactions contemplated by this Agreement or (ii) contains any covenant or other provision which limits the ability of the Company to compete with any Person in any line of business or in any area or territory.

         2.17 Insurance. The Company and each of its Subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by Persons conducting businesses or owning assets similar to those of the Company and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in compliance with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         2.18 Affiliate Transactions.

              (a) Except as disclosed in Section 2.18(a) of the Disclosure Schedule, (i) there are no Contracts or Liabilities between the Company or any of its Subsidiaries, on the one hand, and (I) any current or former officer, director, shareholder, or to the knowledge of the Company, any Affiliate or Associate of the Company or (II) any Person who, to the knowledge of the Company, is an Associate of any such officer, director, shareholder or Affiliate, on the other hand, (ii) neither the Company nor any of its Subsidiaries provides or causes to be provided any assets, services or facilities to any such current or former officer, director, shareholder, Affiliate or Associate, (iii) neither the Company nor any of its Subsidiaries nor any such current or former officer, director, shareholder, Affiliate or Associate provides or causes to be provided any assets, services or facilities to the Company and (iv) neither the Company nor any of its Subsidiaries beneficially owns, directly or indirectly, any Investment Assets of any such current or former officer, director, shareholder, Affiliate or Associate.

              (b) Each of the Contracts and Liabilities listed in Section 2.18(a) of the Disclosure Schedule were entered into or incurred, as the case may be, on terms no less favorable to the Company or its Subsidiaries (in the reasonable judgment of the Company) than if such Contract or Liability was entered into or incurred on an arm's- length basis on competitive terms. Any Contract to which the Company or any of its Subsidiaries is a party and in which any director of the Company has a financial interest in such Contract was approved in accordance with applicable law.

         2.19 Employees; Labor Relations.

              (a) There is no existing material dispute or controversy between the Company or any of its Subsidiaries and any of the Company's or such Subsidiary's employees. The Company is not a party to any collective bargaining agreement and there is no unfair labor practice or labor arbitration proceedings pending with respect to the Company, or, to the knowledge of the Company, threatened, and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to such complaint or claim. To the knowledge of the Company, there are no organizational efforts presently underway or threatened involving any employees of the Company. There has been no work stoppage, strike or other concerted action by employees of the Company.

              (b) All employees of the Company are terminable by the Company upon reasonable notice in accordance with applicable Law. Section 2.19(b) of the Disclosure Schedule sets forth, individually and by category, the name of each officer, employee and consultant, together with such person's position or function, annual base salary or wage and any incentive, severance or bonus arrangements with respect to such person. Except under Company Options and the Stock Plan, the completion of the transactions contemplated by this Agreement will not result in any payment or increased payment becoming due from the Company to any officer, director, or employee of, or consultant to, the Company, and to the knowledge of the Company no employee of the Company has made any threat, or otherwise revealed an intent, to terminate such employee's relationship with the Company, for any reason, including because of the consummation of the transactions contemplated by this Agreement. The Company is not a party to any agreement for the provision of labor from any outside agency. To the knowledge of the Company, since January 1, 1996 there have been no claims by employees of such outside agencies, if any, with regard to employees assigned to work for the Company, and no claims by any governmental agency with regard to such employees except as set forth in Section 2.19(b) of the Disclosure Schedule.

              (c) Since January 1, 1996, there have been no federal or provincial claims based on sex, sexual or other harassment, age, disability, race or other discrimination or common law claims, including claims of wrongful termination, by any employees of the Company or by any of the employees performing work for the Company but provided by an outside employment agency, and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to such complaint or claim. The Company is complying in all material respects with all laws related to the employment of employees and, except as set forth in Section 2.19(c) of the Disclosure Schedule, since January 1, 1996 the Company has not received any notice of any claim that it has not complied in any material respect with any Laws relating to the employment of employees, including without limitation, any provisions thereof relating to wages, hours, collective bargaining, the payment of Social Security and similar taxes, equal employment opportunity, employment discrimination, employee safety, or that it is liable for any wages in arrears or any taxes or penalties for failure to comply with any of the foregoing.

              (d) The Company has no written employment policies and/or employee handbooks or manuals except as set forth in Section 2.19(d) of the Disclosure Schedule.

              (e) To the knowledge of the Company, no officer, employee or consultant of the Company is obligated under any Contract or other agreement or subject to any Order or Law that would interfere with the Company's business as currently conducted. Except under Company Options and the Stock Plan, neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted nor any activity of such officers, employees or consultants in connection with the carrying on of the Company's business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, or trigger a condition precedent to any rights under any Contract or other agreement under which any of such officers, employees or consultants is now bound.

         2.20 Environmental Matters.

              To the knowledge of the Company:

              (a) The Company possesses any and all Environmental Permits necessary to or required for the operation of its business. The Company will obtain any Environmental Permits that must be obtained as of or immediately after the Closing in order for the Acquisition Sub and/or the Company to conduct the business of the Company as it was conducted prior to the Closing.

              (b) The Company is in compliance with (i) all terms, conditions and provisions of its Environmental Permits; and (ii) all Environmental Laws.

              (c) Neither the Company nor any entity previously owned by the Company has received any notice of alleged, actual or potential responsibility for, or any inquiry, or to the Company' knowledge, any basis therefor, regarding, (i) any Release or threatened or suspected Release of any Hazardous Material, or (ii) any violation of Environmental Law, or (iii) personal injury, wrongful death, other tortious conduct, or relating to materials, commodities or products held, used, sold, transferred, manufactured or disposed of by or on behalf of the Company, containing or incorporating any Hazardous Materials.

              (d) Neither the Company nor any entity previously owned by the Company has any obligation or liability with respect to any Hazardous Material, including any Release or threatened or suspected Release of any Hazardous Material, and there are no past or present events, facts or circumstances which could form the basis of any such obligation or liability.

              (e) No Releases of Hazardous Material(s) have occurred at, from, in, to, on, or under any Site and no Hazardous Material is present in, on, about or migrating to or from any Site.

              (f) Neither the Company nor any entity previously owned by the Company, has transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material at or to any location.

              (g) No Site is a current or proposed Environmental Clean-up Site.

              (h) There are no Liens under or pursuant to any Environmental Law on any Site.

              (i) There is no (i) underground storage tank, active or abandoned,
(ii) polychlorinated biphenyls ("PCBs"), (iii) PCB- containing equipment, (iv) asbestos-containing material, (v) radon, (vi) lead-based paint, (vii) urea formaldehyde or (viii) other Hazardous Waste at any Site.

              (j) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted with respect to any Site which have not been delivered to Parent prior to execution of this Agreement.

              (k) The Company is not a party, whether as a direct signatory or as successor, assign, third party beneficiary or otherwise, to, and is not otherwise bound by, any lease or other contract under which the Company is obligated or may be obligated by any representation, warranty, covenant, restriction, indemnification or other undertaking respecting Hazardous Materials or under which any other person is or has been released respecting Hazardous Materials except for under real property leases set forth in Section 2.30 of the Disclosure Schedule.

              (l) The Company and any predecessors of the Company and any entity previously owned by the Company have provided all notifications and warnings, made all reports, and kept and maintained all records to the extent required pursuant to Environmental Laws.

         2.21 Substantial Customers and Suppliers. Section 2.21(a) of the Disclosure Schedule lists the 15 largest customers of the Company, collectively, on the basis of revenues collected or accrued for the most recent complete fiscal year. Section 2.21(b) of the Disclosure Schedule lists the 15 largest suppliers of the Company on the basis of cost of goods or services purchased for the most recent fiscal year. No such customer or supplier has ceased or materially reduced its purchases from or sales or provision of services to the Company since July 31, 1998 or, to the knowledge of the Company, has threatened to cease or materially reduce such purchases or sales or provision of services after the date hereof. To the knowledge of the Company, no such customer or supplier is threatened with bankruptcy or insolvency.

         2.22 Accounts Receivable. The accounts and notes receivable of the Company reflected on the Company Financials, and all accounts and notes receivable arising subsequent to the Financial Statement Date, (a) arose from bona fide sales transactions in the ordinary course of business, consistent with past practice, and are payable on ordinary trade terms, (b) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (c) are not subject to any valid set-off or counterclaim and (d) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement. Notwithstanding the foregoing Parent, BVI, Acquisition Sub and CDN2 acknowledge that any amount payable or accrued payable from the Government of Canada under the Scientific Research and Experimental Development Program relating to the taxation year ending July 31, 1998 and all subsequent taxation periods is subject to approval and audit by Revenue Canada Taxation.

         2.23 Inventory. All inventory of the Company and its Subsidiaries reflected on the balance sheet included in the Company Financials consisted, and all such inventory acquired since the Audited Financial Statement Date consists, of a quality and quantity usable or saleable in the ordinary course of business. All items included in the inventory of the Company and its Subsidiaries are the property of the Company or its Subsidiaries free and clear of any Lien and are not held by the Company or its Subsidiaries on consignment from others.

         2.24 Other Negotiations; Brokers; Third Party Expenses. Neither the Company nor, to the knowledge of the Company, any of its Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company or any such Affiliate) (i) has entered into any Contract that conflicts with any of the transactions contemplated by this Agreement or (ii) has entered into any Contract or had any discussions with any Person regarding any transaction involving the Company which could result in Parent's or the Company's being subject to any claim for liability to said Person as a result of entering into this Agreement or consummating the transactions contemplated hereby. Section 2.24 of the Disclosure Schedule sets forth the principal terms and conditions of any Contract with respect to, and a reasonable estimate of, all Third Party Expenses expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

         2.25 Warranty Obligations. Section 2.25 of the Disclosure Schedule sets forth (a) a list of all forms of written warranties, guarantees and written warranty policies of the Company in respect of any of the Company's products and services, which are currently in effect (the "Warranty Obligations"), and the duration of each such Warranty Obligation, (b) each of the Warranty Obligations which is subject to any dispute or, to the knowledge of the Company, threatened dispute and (c) the experience of the Company during the past 2 years with respect to warranties, guarantees and warranty policies of or relating to the Company's products and services. True and correct copies of the Warranty Obligations have been delivered to Parent prior to the execution of this Agreement. There have not been any material deviations from the Warranty Obligations, and salespersons, employees and agents of the Company are not authorized to undertake obligations to any customer or other Person in excess of such Warranty Obligations. The balance sheet included in the Interim Financial Statements reflects adequate reserves for Warranty Obligations. To the knowledge of the Company, all products manufactured, designed, licensed, leased, rented or sold by the Company (I) are and were free from material defects in construction and design and (II) satisfy any and all Contract or other specifications related thereto to the extent stated in writing in such Contracts or specifications, in each case, in all material respects, in each case other than as a result of software "bugs" that are remediable in the ordinary course without material cost to the Company.

         2.26 Foreign Corrupt Practices Act. Neither the Company, nor to the knowledge of the Company, any agent, employee or other Person associated with or acting on behalf of the Company has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to any government official or employee or to any political party or campaign from corporate funds, violated any provision of the Corruption of Foreign Public Officers Act (Canada), or the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

         2.27 Pooling of Interests. Neither the Company nor, to the Company's knowledge, any of its directors, officers or shareholders has taken any action which would reasonably be expected, based upon the advice of the Company's auditors received by Company at or before the time of such action, to preclude Parent's ability to account for the Acquisition to be effected by the Plan of Arrangement as a Pooling of Interests.

         2.28 Financial Projections. The Company has made available to Parent certain financial projections on June 11, 1999 with respect to the Company's business which projections were prepared for internal use only. The Company makes no representation or warranty regarding the accuracy of such projections or as to whether such projections will be achieved, except that the Company represents and warrants that such projections were prepared in good faith and were based on assumptions believed by it to be reasonable at the time.

         2.29 Approvals.

              (a) Section 2.29(a) of the Disclosure Schedule contains a list of all material Approvals of Governmental or Regulatory Authorities relating to the business conducted by the Company which are required to be given to or obtained by the Company from any and all Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement.

              (b) Section 2.29(b) of the Disclosure Schedule contains a list of all material non-Governmental or Regulatory Authority Approvals which are required to be given to or obtained by the Company or any of its Subsidiaries from any and all third parties in connection with the consummation of the transactions contemplated by this Agreement.

              (c) The Company has obtained all material Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by the Company in the manner as it is currently being conducted and since August 1, 1994, there has been no written notice received by the Company of any material violation or material non-compliance with any such Approvals. All material Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by the Company as it is currently being conducted are set forth in Section 2.29(c)(2) of the Disclosure Schedule.

              (d) Subject to any order of the Court to the contrary, the affirmative vote or consent of at least three-quarters of the votes cast by holders of Company Common Shares is the only vote of the shareholders of the Company necessary to approve the Plan of Arrangement and the transactions contemplated thereby.

              (e) The shareholders of Company that have concurrently herewith entered into Voting Agreements constitute the holders of at least three-quarters of the outstanding Company Common Shares.

         2.30 Leases in Effect. All real property leases and subleases as to which the Company or any Subsidiary is a party and any amendments or modifications thereof, all of which are listed on Section 2.30 of the Disclosure Schedule (each a "Lease" and collectively, the "Leases"), are valid, in full force and effect, enforceable, and there are no existing defaults on the part of the Company, and Company has not received nor given notice of default or claimed default with respect to any Lease, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder. No consent is required from any party under any Lease in connection with the completion of the transactions contemplated by this Agreement, and Company has not received notice that any party to any Lease intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder.

         2.31 Takeover Statutes. No Takeover Statute applicable to the Company is applicable to the Acquisition to be effected by the Plan of Arrangement or the transactions contemplated hereby or thereby.

         2.32 BC Securities Act Exemption Application; Information Circular. At the time of filing the applications for the Interim Order and Final Order, the time of the relevant hearings of the Court and the time the Interim Order and the Final Order are effective, such applications shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time of filing the application (the "BC Exemption Application") for issuance of an order (the "BC Exemption Order") of the British Columbia Securities Commission pursuant to which (i) the Exchangeable Shares to be issued in accordance with the Plan of Arrangement and the Company Options and Company Warrants to be assumed in accordance with the Plan of Arrangement, (ii) the Parent Common Stock including any shares to be issued in exchange for the Exchangeable Shares and on the exercise of the Company Options and Company Warrants to be assumed in accordance with the Plan of Arrangement, (iii) the Parent Class A Common Stock issued in exchange for the Parent Common Stock described in clause (ii), and
(iv) the sale on the NNM of the Parent Class A Common Stock described in clause
(iii) will be exempt from the registration and prospectus requirements of the Securities Act (British Columbia), the time of the relevant hearing and the time the BC Exemption Order is effective, the information supplied by the Company for inclusion shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the information circular to be sent to the shareholders of the Company in connection with the Company Shareholders Meeting (such information circular as amended or supplemented is referred to herein as the "Information Circular") shall not, on the date the Information Circular is first mailed to the Company's shareholders, at the time of the Company Shareholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Parent or Acquisition Sub which is contained in any of the foregoing documents.

         2.33 Disclosure. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Parent pursuant to any provision of this Agreement (including the Company Financials and the notes thereto) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF PARENT,
                            ACQUISITION SUB AND CDN2

         Parent, BVI, Acquisition Sub and CDN2 hereby represent and warrant to the Company, subject to such exceptions as disclosed with respect to specific sections of this Article 3 in the Parent Disclosure Schedule delivered herewith and dated as of the date hereof or are disclosed in another section of the Parent Disclosure Schedule if it is reasonably apparent on the face of the disclosure that it is applicable to another section of this Article 3, as follows:

         3.1 Organization and Qualification. Each of Parent, BVI, Acquisition Sub and CDN2 is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, each with full corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use and lease its Assets and Properties. Each of Parent, BVI, Acquisition Sub and CDN2 are duly qualified, licensed or admitted to do business and are in good standing in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a material adverse effect on the Business or Condition of Parent, BVI, Acquisition Sub and CDN2, as the case may be.

         3.2 Authority Relative to this Agreement. Each of Parent, BVI, Acquisition Sub and CDN2 has full corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. No action on the part of the Boards of Directors of any of Parent, BVI, Acquisition Sub or CDN2 is required to authorize the execution, delivery and performance of this Agreement and the consummation by Parent, BVI, Acquisition Sub and CDN2 of the transactions contemplated hereby other than such action by their respective Boards of Directors as shall cause this Agreement to not terminate as a result of Section 8.1(g). This Agreement has been duly and validly executed and delivered by Parent, BVI, Acquisition Sub and CDN2 and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Parent, BVI, Acquisition Sub and CDN2 enforceable against Parent, BVI, Acquisition Sub and CDN2 in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         3.3 Capital Stock

             (a) The authorized capital stock of Parent consists of 300,000,000 shares of common stock, $0.0001 par value per share, of which 200,000,000 shares have been designated Class A Common Stock (the "Parent Class A Common Stock") and 100,000,000 have been designated Class B Common Stock (the "Parent Class B Common Stock"), and 10,000,000 shares of preferred stock, $0.0001 par value per share (the "Parent Preferred Stock"). As of July 12, 1999, there were issued and outstanding 41,940,369 shares of Parent

Class A Common Stock, 57,360,614 shares of Parent Class B Common Stock outstanding and no shares of Parent Preferred Stock. All of the issued and outstanding shares of Parent Class A Common Stock and Parent Common Stock are validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable federal, state and foreign securities Laws.

             (b) The authorized capital stock of Acquisition Sub consists of 10,000,000 common shares, without par value per share (the "Acquisition Sub Common Shares"), and 10,000,000 preferred shares, without par value per share (the "Acquisition Sub Preferred Shares"). As of July 15, 1999, there were issued and outstanding one (1) Acquisition Sub Common Share and no Acquisition Sub Preferred Shares.

             (c) The authorized capital stock of CDN2 consists of 10,000,000 common shares, without par value per share (the "CDN2 Common Shares"). As of July 15, 1999, there were issued and outstanding one (1) CDN2 Common Share.

         3.4 SEC Documents; Parent Financial Statements. On February 5, 1998, Parent filed with the SEC a registration statement on Form S-1 (Reg. No. 333-45619) and prior to such date Parent was not obligated to and did not file any reports, documents or other information with the SEC under the Securities Act (other than filings or reports required under Regulation D promulgated thereunder) or the Exchange Act. Parent has furnished or made available to the Company true and complete copies of all SEC Documents filed by it with the SEC on or after February 5, 1998, all in the form so filed. As of their respective filing dates, such SEC Documents filed by Parent and all SEC Documents filed after the date hereof but before the Closing complied or will comply at the time of filing thereof in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, as the case may be, and none of the SEC Documents contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such SEC Documents have been corrected, updated or superseded by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments). There has been no change in Parent's accounting policies except as described in the notes to the Parent Financial Statements or in the SEC Documents. Except as reflected or reserved against in the Parent Financial Statements, Parent has no material Liabilities or other obligations, except for Liabilities and obligations (i) incurred in the ordinary course of business since the date of the most recent Parent Financial Statements or (ii) that would not be required to be reflected or reserved against in the balance sheet of Parent prepared in accordance with GAAP.

         3.5 No Conflicts. Assuming approval of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by their respective Boards of Directors, the execution and delivery by Parent, BVI, Acquisition Sub and CDN2 of this Agreement does not, and the performance by Parent of its obligations under this Agreement and the consummation by Parent, BVI, Acquisition Sub or CDN2 of the transactions contemplated hereby do not and will not:

             (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws or equivalent organizational documents of Parent, BVI, Acquisition Sub or CDN2;

             (b) conflict with or result in a violation or breach of any Law or Order applicable to Parent, BVI, Acquisition Sub or CDN2 or by which any of their respective Assets or Properties are bound or affected;

             (c) except as would not have a material adverse effect on the Business or Condition of Parent, BVI, Acquisition Sub or CDN2, (i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require Parent, BVI, Acquisition Sub or CDN2 to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result of the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon Parent, BVI, Acquisition Sub or CDN2 or any of their respective Assets or Properties, or (vii) result in the loss of a material benefit under, any of the terms, conditions or provisions of any Contract or License to which Parent, BVI, Acquisition Sub or CDN2 is a party or by which any of their Assets and Properties are bound.

         3.6 Pooling of Interests. Neither Parent nor, to the knowledge of Parent, any of its directors, officers or shareholders has taken any action which would reasonably be expected, based upon the advise of Parent's auditors received by Parent at or before the time of such action, to preclude Parent's ability to account for the Acquisition as a Pooling of Interests.

         3.7 BC Securities Act Exemption Application; Information Circular. At the time of filing the BC Exemption Application, the time of the relevant hearing and the time the BC Exemption Order is effective, the information supplied by Parent, BVI, Acquisition Sub and CDN2 for inclusion in the BC Exemption Application shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the Information Circular shall not, on the date the Information Circular is first mailed to the Company's shareholders, at the time of the Parent Shareholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading. Notwithstanding the foregoing, Parent, Acquisition Sub and CDN2 make no representation, warranty or covenant with respect to any information supplied by the Company which is contained in any of the foregoing documents.

         3.8 Ownership of Acquisition Sub, BVI and CDN2; No Prior Activities. As of the date hereof and the Effective Time, except for obligations or Liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, BVI, Acquisition Sub and CDN2 has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person. All of the issued and outstanding shares of Acquisition Sub and CDN2 are owned by BVI and all of the issued and outstanding shares of BVI are owned by Parent.

         3.9 Approvals.

             (a) Section 3.9(a) of the Disclosure Schedule contains a list of all material Approvals of Governmental or Regulatory Authorities relating to the business conducted by Parent, BVI, Acquisition Sub or CDN2 which are required to be given to or obtained by Parent, BVI, Acquisition Sub or CDN2 from any and all Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement.

             (b) Section 3.9(b) of the Disclosure Schedule contains a list of all material non-Governmental or Regulatory Authority Approvals which are required to be given to or obtained by Parent, BVI, Acquisition Sub or CDN2 from any and all third parties in connection with the consummation of the transactions contemplated by this Agreement.

         3.10 Investment Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of Parent.


                                   ARTICLE 4
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 Conduct of Business of the Company and its Subsidiaries. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (unless otherwise required by this Agreement or Parent has given its prior consent in writing) to carry on its business in the ordinary course consistent with past practice, to pay its Liabilities and Taxes consistent with the Company's past practices, to pay or perform other obligations when due consistent with the Company's past practices, subject to any good faith disputes over such Liabilities, Taxes and other obligations and, to the extent consistent with such business, to use reasonable efforts and institute all policies to preserve intact its present business organization, keep available the services of its present officers and key employees, preserve its relationships with customers, suppliers, distributors, licensors, licensees, independent contractors and other Persons having business dealings with it and to cause its Subsidiaries to do the same, all with the express purpose and intent of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. Except as expressly contemplated by this Agreement, neither the Company nor any of its Subsidiaries shall, without the prior written consent of Parent, take, or agree in writing or otherwise to take:

             (a) any of the actions described in Sections 2.8 (a) through (jj) above;

             (b) any other action that would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its agreements and covenants hereunder;

             (c) hire any new employees or engage any new consultants (other than co-op student employees who do not receive Company Options);

             (d) notwithstanding the actions permitted by this Section 4.1 relating to the actions described in Section 2.8(j)(ii), the Company shall not grant any options under its existing stock option plans other than options granted in the ordinary course of business consistent with past practice to any employee in satisfaction of a written obligation of the Company in existence as of the date hereof to grant such employee options upon satisfactory completion of a six-month probationary period; or

             (e) notwithstanding the action permitted by this Section 4.1 relating to actions described in Section 2.8(o), the Company shall not make any capital expenditures or commitments for additions to property, plant or equipment of the Company constituting capital assets individually in an amount exceeding $40,000 or in the aggregate in an amount exceeding $100,000;

         4.2 No Solicitation. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Company will not directly or indirectly, take any of the following actions with any Person other than Parent and its designees (and the Company will use its commercially reasonable efforts to prevent any of the Company's officers, directors, shareholders, attorneys, investment advisors, agents, representatives, Affiliates or Associates from taking any such actions): (a) solicit, initiate, entertain or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any Person relating to any possible Business Combination with the Company or any of its Subsidiaries (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), (b) provide information with respect to the Company to any Person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible Business Combination with the Company or any Subsidiary of the Company (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), (c) enter into a Contract with any Person, other than Parent, providing for a Business Combination with the Company or any Subsidiary (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), or (d) make or authorize any statement, recommendation or solicitation in support of any possible Business Combination with the Company or any Subsidiary (whether such Subsidiary is in existence on the date hereof or are hereafter organized) other than by Parent. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with any Person relating to any such transaction or Business Combination. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal (formal or informal) relating to any of the above, the Company shall immediately notify Parent thereof and provide Parent with the details thereof including the identity of the Person or Persons making such offer or proposal, and will keep Parent fully informed of the status and details of any such offer of proposal. Each of the Company and Parent acknowledge that this Section 4.2 was a significant inducement for Parent to enter into this Agreement and the absence of such provision would have resulted in either (i) a material reduction in the Plan of Arrangement consideration to be paid to the shareholders of the Company or (ii) a failure to induce Parent to enter into this Agreement.


                                   ARTICLE 5
                              ADDITIONAL AGREEMENTS

         5.1 Information Circular; Permit Application.

             (a) As soon as practicable after the execution of this Agreement, the Company shall prepare, with the cooperation of Parent, the Information Circular for the shareholders of the Company to approve the Plan of Arrangement, the Acquisition to be effected by the Plan of Arrangement, this Agreement, and the transactions contemplated thereby and hereby. The Information Circular shall constitute a disclosure document for the offer and issuance of the Exchangeable Shares to be received in connection with the Acquisition to be effected by the Plan of Arrangement and Parent Common Stock issuable pursuant to Exchangeable Shares. Parent and the Company shall each use reasonable commercial efforts to cause the Information Circular to comply with applicable Canadian and United States federal and provincial and state securities laws requirements. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Circular, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Circular. The Company will promptly advise Parent, and Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Circular in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Circular shall contain the recommendation of the Board of Directors of Company that the Company shareholders approve the Acquisition to be effected by the Plan of Arrangement, this Agreement, the Plan of Arrangement and the transactions contemplated hereby and thereby, and the conclusion of the Board of Directors that the terms and conditions of the Plan of Arrangement and this Agreement are advisable and fair and reasonable to the shareholders of Company. Anything to the contrary contained herein notwithstanding, Company shall not include in the Information Circular any information with respect to Parent or its Affiliates or Associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

             (b) As soon as practicable after the execution of this Agreement, Parent shall prepare, with the cooperation of the Company, the BC Exemption Application. Parent and the Company shall each use commercially reasonable efforts to cause the BC Exemption Application to comply with the requirements of applicable federal and provincial laws. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the BC Exemption Application, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the BC Exemption Application. The Company will promptly advise Parent, and Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the BC Exemption Application in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable Law.

         5.2 Shareholder Approval. Company shall promptly and in accordance with the Interim Order take all action necessary in accordance with the BC Company Act and its memorandum and articles or equivalent constating documents to convene the Company Shareholders Meeting as promptly as reasonably practicable. Company shall consult with Parent regarding the date of the Company Shareholders Meeting and use all reasonable efforts and shall not postpone or adjourn (other than for the absence of a quorum) the Company Shareholders Meeting without the consent of Parent or as required by the Interim Order. Company shall use its commercially reasonable efforts to solicit from shareholders of Company proxies in favor of the Acquisition to be effected by the Plan of Arrangement, this Agreement, the Plan of Arrangement and the transactions contemplated hereby and thereby and shall take all other action necessary or advisable to secure the vote or consent of shareholders required to effect the Plan of Arrangement.

         5.3 Access to Information. Between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, upon reasonable notice the Company shall (i) give Parent, BVI, Acquisition Sub and CDN2 and their respective officers, employees, accountants, counsel, financing sources and other agents and representatives full access to all buildings, offices, and other facilities of the Company and its Subsidiaries and to the extent permitted by law to all Books and Records of the Company and its Subsidiaries, whether located on the premises of the Company or at another location; (ii) permit Parent and Acquisition Sub to make such inspections as they may require; (iii) cause its officers to furnish Parent and Acquisition Sub such financial, operating, technical and product data and other information with respect to the business and Assets and Properties of the Company and its Subsidiaries as Parent and Acquisition Sub from time to time may request to verify the representations and warranties provided herein and for integration planning purposes, including without limitation financial statements and schedules; (iv) allow Parent and Acquisition Sub the opportunity to interview non-clerical employees and other personnel and Affiliates of the Company (other than Texas Instruments Incorporated ("TI")) with the Company's prior written consent, which consent shall not be unreasonably withheld or delayed; and (v) assist and cooperate with Parent and Acquisition Sub in the development of integration plans for implementation by Parent and the Company following the Effective Time; provided, however, that no investigation pursuant to this

Section 5.3 shall affect or be deemed to modify any representation or warranty made by the Company herein.

         5.4 Confidentiality. The parties acknowledge that Parent and Company have previously executed a non-disclosure agreement dated June 3, 1999 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms and will apply to all information exchanged between the parties to this Agreement.

         5.5 Expenses. Whether or not the Acquisition to be effected by the Plan of Arrangement is consummated, all fees and expenses incurred in connection with the Acquisition to be effected by the Plan of Arrangement including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of Acquisition to be effected by the Plan of Arrangement, including this Agreement, and the transactions contemplated thereby and hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, that, if the Acquisition to be effected by the Plan of Arrangement is consummated, Parent agrees to pay the Estimated Third Party Expenses (as set forth on Section 2.24 of the Disclosure Schedule) incurred by the Company and the Company agrees that Parent will have full recourse to the Escrow Fund for payment of Third Party Expenses in excess of Estimated Third Party Expenses, whether such Third Party Expenses have been paid by the Company, accrued by the Company or have been incurred (and not accrued and paid) by the Company.

         5.6 Public Disclosure. Unless otherwise required by Law (including Canadian and United States federal, provincial or state securities laws) or, as to Parent, by the rules and regulations of the NASD, prior to the Effective Time, no disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release; provided, however, that such approval shall not be unreasonably withheld or delayed. In the event any party is required by law or, as to Parent, by the rules and regulations of the NASD, prior to the Effective Time, to make such a disclosure, then such party shall use its reasonable efforts to consult with the other party as to the timing and content of such disclosure.

         5.7 Approvals. The Company shall use commercially reasonable efforts to obtain the Approvals from Governmental or Regulatory Authorities or under any of the Contracts or other agreements as may be required in connection with the Acquisition to be effected by the Plan of Arrangement (all of such Approvals are set forth in the Disclosure Schedule) so as to preserve all rights of and benefits to the Company and its Subsidiaries thereunder and Parent shall provide the Company with such assistance and information as is reasonably required to obtain such Approvals.

         5.8 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company, Parent, BVI, Acquisition Sub or CDN2 , respectively, contained in this Agreement to be untrue or inaccurate at or prior to the

Closing Date and (ii) any failure of the Company, Parent, BVI, Acquisition Sub or CDN2, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         5.9 Pooling of Interests Accounting. The Company, Parent, BVI, Acquisition Sub and CDN2 shall each use their commercially reasonable efforts to cause the Acquisition to be effected by the Plan of Arrangement to be accounted for as a Pooling of Interests from and after the Effective Time. The Company and Parent shall each use their commercially reasonable efforts to cause their respective employees, directors, shareholders, Affiliates and Associates not to take any action that would adversely affect the ability of Parent to account for the Acquisition to be effected by the Plan of Arrangement as a Pooling of Interests from and after the Effective Time.

         5.10 Company Affiliate Agreements. Schedule 5.10 sets forth those persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of the SEC's Accounting Releases Nos. 130 and 135 (the "Company Affiliates"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its commercially reasonable efforts to deliver or cause to be delivered to Parent on or prior to the Closing from each of the Company Affiliates, an executed affiliate agreement in the form attached hereto as Exhibit E-1 (a "Company Affiliate Agreement").

         5.11 Parent Affiliate Agreements. Schedule 5.11 sets forth those persons who, in Parent's reasonable judgment, are or may be "affiliates" of Parent within the meaning of the SEC's Accounting Releases Nos. 130 and 135 (the "Parent Affiliates"). Parent shall use its commercially reasonable efforts to deliver or cause to be delivered to Parent prior to the Closing from each of the Parent Affiliates, an executed affiliate agreement in the form attached hereto as Exhibit E-2 (a "Parent Affiliate Agreement").

         5.12 Additional Documents and Further Assurances. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things (including, but not limited to, all action reasonably necessary to seek and obtain any and all consents and approvals of any Government or Regulatory Authority or Person; provided, however, that Parent shall not be obligated to consent to any divestitures or operational limitations or activities in connection therewith and no party shall be obligated to make a payment of money as a condition to obtaining any such condition or approval) as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         5.13 Form S-8. Parent shall file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to the assumed Company Options and related stock option plan within twenty (20) days after the Effective Time to the extent the shares of Parent Common Stock issuable upon exercise of such Company Options qualify for registration on Form S-8.

         5.14 NNM Listing of Additional Shares Application. Parent shall use its commercially reasonable efforts to cause to be authorized for listing on the NNM upon official notice of issuance the shares of Class A Common Stock of Parent into which the shares of Parent Common Stock issuable under the Plan of Arrangement or issuable pursuant to Exchangeable Shares and upon exercise of Company Options and Warrants will be converted upon disposition.

         5.15 Company's Auditors. The Company will use commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements if required) as required by Parent to comply with applicable SEC regulations, (ii) the review of any Company audit or review work papers for up to the past three (3) complete fiscal years, including the examination of selected interim financial statements and data and (iii) the delivery of such representations from the Company's independent accountants as may be reasonably requested by Parent or its accountants.

         5.16 Additional Affiliate Agreements. Each of the Company and Parent agrees that if any Person would have been a Company Affiliate or Parent Affiliate had such Person been a shareholder of the Company or Parent, respectively, as of the date of this Agreement, the Company or Parent, as appropriate, shall use commercially reasonable efforts to cause such person to execute and deliver to the Company or Parent a Company Affiliate Agreement or Parent Affiliate Agreement, as appropriate, promptly upon such Person attaining such status.

         5.17 Securities Requirements. Parent covenants to promptly apply for, and obtain prior to closing, and in any event within thirty (30) days of the date of this Agreement, all necessary consents, receipts, approvals, or orders from the applicable Canadian and United States securities regulatory authorities to ensure that each of the transactions contemplated in this Agreement, the Voting Agreement, the Voting and Exchange Trust Agreement, and the Parent Support Agreement and the exchange of Parent Common Stock for Parent Class A Common Stock and the first trade of such Parent Class A Common Stock after its issuance may be completed in accordance with the applicable securities laws, regulations, policies and rules of such Canadian provinces and United States jurisdictions where compliance with such laws, regulations, policies and rules is required in connection with the transactions.

         5.18 Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

                                   ARTICLE 6
     CONDITIONS TO THE ACQUISITION TO BE EFFECTED BY THE PLAN OF ARRANGEMENT

         6.1 Conditions to Obligations of Each Party to Effect the Acquisition to be effected by the Plan of Arrangement. The respective obligations of each party to this Agreement to effect the Acquisition to be effected by the Plan of Arrangement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any of which may be waived, in writing, by agreement of the parties hereto:

             (a) Governmental and Regulatory Approvals. Approvals from any Governmental or Regulatory Authority (if any) deemed appropriate or necessary by any party to this Agreement, including the Interim Order and the Final Order contemplated by the Plan of Arrangement and the BC Exemption Order, shall have been timely obtained.

             (b) No Injunctions or Regulatory Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or Governmental or Regulatory Authority or other legal or regulatory restraint or prohibition preventing the consummation of the Acquisition to be effected by the Plan of Arrangement shall be in effect; nor shall there be any action taken, or any Law or Order enacted, entered, enforced or deemed applicable to the Acquisition to be effected by the Plan of Arrangement or the other transactions contemplated by the terms of the Agreement that would prohibit the consummation of the Acquisition to be effected by the Plan of Arrangement or which would permit consummation of the Acquisition to be effected by the Plan of Arrangement only if certain divestitures were made or if Parent were to agree to limitations on its business activities or operations.

             (c) Shareholder Approval. The Plan of Arrangement shall have been approved by the requisite votes of the Company's shareholders and the holders of Company Options, voting together as a single class, in accordance with the Interim Order.

         6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Acquisition shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

         (a) Representations and Warranties. Each of the representations and warranties made by Parent, BVI, Acquisition Sub and CDN2 in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) when made and on and as of the Effective Time as though such representation or warranty was made on and as of the Effective Time, and any representation or warranty made as of a specified date earlier than the Effective Time shall also have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such earlier date.

             (b) Performance. Parent, BVI, Acquisition Sub and CDN2 shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Parent , BVI, Acquisition Sub or CDN2 at or before the Effective Time.

             (c) Officers' Certificates. Parent, BVI, Acquisition Sub and CDN2 shall have delivered to the Company certificates, dated the Closing Date and executed by their respective President and Chief Executive Officers, substantially in the forms set forth in Exhibit F-1 hereto, and certificates, dated the Closing Date and executed by the Secretary of Parent, BVI, Acquisition Sub and CDN2, substantially in the forms set forth in Exhibit F-2 hereto.

             (d) Legal Opinion. The Company and its shareholders immediately prior to the Effective Time shall have received a legal opinion from Brobeck, Phleger & Harrison LLP and Farris, Vaughan, Wills & Murphy, counsel to Parent, as to the matters set forth on Exhibit G hereto.

             (e) NNM Listing. The shares of Class A Common Stock of Parent into which Parent Common Stock issuable to shareholders of the Company pursuant to the Plan of Arrangement or the exchange of Exchangeable Shares and such other shares required to be reserved for issuance in connection with the Plan of Arrangement will be converted upon disposition shall have been authorized for listing on the NNM upon official notice of issuance.

             (f) Voting and Exchange Trust Agreement. Parent, BVI, Acquisition Sub and CDN2 and a suitable trustee shall have executed and delivered the Voting and Exchange Trust Agreement.

             (g) Parent Support Agreement. Parent, BVI, Acquisition Sub and CDN2 shall have executed and delivered the Parent Support Agreement.

         6.3 Additional Conditions to the Obligations of Parent and Acquisition Sub. The obligations of Parent, BVI, Acquisition Sub and CDN2 to effect the Acquisition shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

             (a) Representations and Warranties. Each of the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) when made and on and as of the Effective Time as though such representation or warranty was made on and as of the Effective Time; provided, however, that with respect to the representation set forth in the first sentence of Section 2.8, changes and effects that (i) were caused by conditions affecting the United States or Canadian economy as a whole or affecting the industry in which the Company operates as a whole that do not disproportionately affect the Company or (ii) the Company is able to prove directly resulted from the announcement or pendency of the Acquisition shall not be considered in assessing the truth and correctness of such representation as of the Closing Date; and provided further, however, that any representation or warranty made as of a specified date earlier than the Effective Time shall also have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such earlier date.

             (b) Performance. The Company shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company on or before the Effective Time.

             (c) Opinion of Accountants. Parent and the Company shall each have received letters, dated on or prior to the Closing Date from Ernst & Young LLP and Ernst & Young regarding those firms' concurrence with Parent management's and Company management's conclusions, respectively, as to the appropriateness of accounting for the Acquisition as a Pooling of Interests if the Acquisition is closed and consummated in accordance with this Agreement.

             (d) Officers' Certificates. The Company shall have delivered to Parent a certificate, dated the Closing Date and executed by its President and Chief Executive Officer of the Company, substantially in the form set forth in Exhibit H-1 hereto, and a certificate, dated the Closing Date and executed by the Secretary of the Company, substantially in the form set forth in Exhibit H-2 hereto.

             (e) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers listed in Section 2.5 of the Disclosure Schedule (except for such consents, approvals and waivers the failure of which to receive could not reasonably be expected to have a material adverse effect on the Company).

             (f) Legal Opinion. Parent shall have received a legal opinion from Bull, Housser & Tupper, legal counsel to the Company, as to the matters set forth on Exhibit I hereto.

             (g) Non-Competition Agreements. Each of the persons listed on
Schedule 6.3(g) shall have executed and delivered to Parent a non-competition agreement substantially in the form attached hereto as Exhibit J (a "Non-Competition Agreement"), and all of such Non-Competition Agreements shall be in full force and effect.

             (h) Limitation on Dissent. Holders of no more than 5.0% of the aggregate of the outstanding shares of Company Common Stock and outstanding Company Options (on an as-converted basis) shall have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Plan of Arrangement.

             (i) No Material Adverse Change. There shall have occurred no material adverse change in the Business or Condition of the Company since the date hereof provided, however, that changes that (i) were caused by conditions affecting the United States or Canadian economy as a whole or affecting the industry in which the Company operates as a whole that do not disproportionately affect the Company or (ii) the Company is able to prove directly resulted from the announcement or pendency of the Acquisition shall not be considered in assessing the satisfaction of this condition; and

             (j) Legal Proceedings. No Governmental or Regulatory Authority shall have notified either party to this Agreement that it intends to commence proceedings to restrain or prohibit the transactions contemplated hereby or force rescission, unless such

Governmental or Regulatory Authority shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

             (k) Termination of Pension Plan. If required by Parent in writing, Company shall, immediately prior to the Effective Time, have terminated the Company 401(k) Plan (the "Plan") and no further contributions shall be made to the Plan. The Company shall have provided to Parent (i) executed resolutions by the Board of Directors of the Company authorizing the termination and (ii) an executed amendment to the Plan sufficient to assure compliance with all applicable requirements of the Internal Revenue Code and regulations thereunder so that the tax-qualified status of the Plan will be maintained at the time of termination.

             (l) Affiliate Agreements. Each Company Affiliate and Parent Affiliate shall have executed and delivered to Company and Parent a Company Affiliate Agreement and Parent Affiliate Agreement, respectively, and such agreements shall be in full force and effect.

             (m) Employees. The following employees shall be employed by the Company or the Subsidiaries at the Closing (and shall have not given any notice or other indication that they will not continue to be willing to be employed by Parent following the Acquisition to be effected by the Plan of Arrangement: Ross Mitchell, John Cooper, Craig Hemsing, Daniel McCallum and Garry Shearer. At least ninety percent (90%) of the remaining engineering and R&D employees of the Company (excluding co-op student employees) shall be employed by the Company at the Closing (and shall have not given any notice or other indication that they will not continue to be willing to be employed by Parent following the Acquisition). Any engineering and R&D employee whose employment terminates as a result of death or permanent disability or whose employment is terminated by the Company for cause with the prior written approval of Parent will be excluded from the numerator and denominator in compiling the foregoing percentage.

             (n) Amendment of Stock Plan. If required by Parent in writing, prior to Closing the Company shall have amended the Stock Plan to provide that the number of shares reserved and allocated under the Stock Plan shall equal the number of Common Shares subject to Company Options outstanding as of the Closing Date plus the number of Company Shares issued pursuant to the exercise of Company Options prior to the date hereof.


                                   ARTICLE 7
             SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
                          AGREEMENTS; ESCROW PROVISIONS

         7.1 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Parent, BVI, Acquisition Sub, CDN2 or the Company (whether or not exercised) to investigate the affairs of Parent, BVI, Acquisition Sub, CDN2 or the Company (whether pursuant to Section 5.3 or otherwise) or a waiver by Parent or the Company of any condition to Closing set forth in Article 6, each party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other party contained in this Agreement or in any instrument delivered pursuant to this Agreement.

Except as otherwise provided in Section 9.5, all of the representations, warranties, covenants and agreements of the Company, Parent, BVI, Acquisition Sub and CDN2 contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Acquisition to be effected by the Plan of Arrangement and continue until the earlier of (i) the first anniversary of the Closing Date or (ii) the date on which Parent publishes the combined audited financial statements of the Company and Parent for the fiscal year which includes the Closing Date (the earlier to occur of (i) and (ii) is referred to herein as the "Expiration Date").

         7.2 Escrow Provisions.

             (a) Establishment of the Escrow Fund. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any shareholder, will be deposited with the Depositary Agent, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein. The portion of the Escrow Amount contributed on behalf of each shareholder of the Company shall be in proportion to the aggregate number of Exchangeable Shares which such holder would otherwise be entitled under the Plan of Arrangement.

             (b) Recourse to the Escrow Fund. The Escrow Fund shall be available to compensate Parent, BVI, Acquisition Sub and CDN2, and their respective officers, directors, employees, agents, Affiliates and Associates for any and all Losses (whether or not involving a Third Party Claim), incurred or sustained by Parent, BVI, Acquisition Sub or CDN2, their respective officers, directors, employees, agents, Affiliates or Associates, directly or indirectly, as a result of any inaccuracy or breach of any representation, warranty, covenant or agreement of the Company contained herein or in any instrument delivered pursuant to this Agreement. No claim may be made by Parent, BVI, Acquisition Sub or CDN2 against the Escrow Fund unless and until the aggregate of all such Losses exceeds $250,000. Parent, BVI, Acquisition Sub, CDN2 and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Plan of Arrangement consideration to be paid to the shareholders of the Company. Parent, BVI, Acquisition Sub and CDN2, on their own behalf and on behalf of their respective officers, directors, employees, agents, Affiliates and Associates acknowledge that (i) they will have no recourse or claim (absent fraud) in connection with any inaccuracy or breach of representations or covenants relating to the ability of Parent to account for the Acquisition as a Pooling of Interests if Parent waives the condition set forth in Section 6.3(c) in order to consummate the Acquisition and (ii) their rights and remedies for Losses incurred by Parent, BVI, Acquisition Sub and CDN2, their respective officers, directors, employees, agents, Affiliates and Associates are limited to claims against the Escrow Fund and, in the absence of fraud, have no other recourse or rights of indemnity or other compensation of any sort whatsoever against the Company, its shareholders or any other Person.

             (c) Escrow Period; Distribution of Escrow Fund upon Termination of Escrow Period. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., Pacific Time, on the Expiration Date (the period of time from the Effective Time through and including the Expiration Date is referred to herein as the "Escrow Period"); and all shares of

Parent Common Stock remaining in the Escrow Fund shall be distributed as set forth in the last sentence of this Section 7.2(c); provided, however, that the Escrow Period shall not terminate with respect to such amount (or some portion thereof) that is necessary in the reasonable judgment of Parent, subject to the objection of the Shareholder Agent and the subsequent arbitration of the matter in the manner as provided in Section 7.2(g) hereof, to satisfy any unsatisfied claims under this Section 7.2 concerning facts and circumstances existing prior to the termination of such Escrow Period which claims are specified in any Officer's Certificate delivered to the Depositary Agent prior to termination of such Escrow Period. As soon as all such claims, if any, have been resolved, the Depositary Agent shall deliver to the shareholders of the Company the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of shares of Parent Common Stock and Exchangeable Shares remaining in the Escrow Fund to the shareholders of the Company pursuant to this Section 7.2(c) shall be made ratably in proportion to their respective contributions to the Escrow Fund and Parent shall use all its commercially reasonable efforts to have such shares delivered within five (5) Business Days of such resolution.

             (d) Protection of Escrow Fund.

                 (i) The Depositary Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in trust for the shareholders of the Company subject to and in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                 (ii) Any Exchangeable Share, shares of Parent Common Stock or other Equity Equivalents securities issued or distributed by Acquisition Sub or Parent (the "New Shares") in respect of shares of Parent Common Stock and Exchangeable Shares in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund. New Shares issued in respect of shares of Parent Common Stock and Exchangeable Shares which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on shares of Parent Common Stock and Exchangeable Shares shall not be added to the Escrow Fund but shall be distributed to the record holders of Parent Common Stock and Exchangeable Shares on the record date set for any such dividend.

                 (iii) Each shareholder shall have voting rights with respect to the shares of Parent Common Stock and Exchangeable Shares contributed to the Escrow Fund by such shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock and Exchangeable Shares).

             (e) Claims Upon Escrow Fund.

                 (i) Upon receipt by the Depositary Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, directly or indirectly, as a result of any inaccuracy or breach of any representation, warranty, covenant or agreement of the Company contained herein or in any instrument delivered pursuant to this Agreement, and

(B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty, agreement or covenant to which such item is related, the Depositary Agent shall, subject to the provisions of Section 7.2(f) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

                 (ii) For the purposes of determining the number of shares of Parent Common Stock and Exchangeable Shares to be delivered to Parent out of the Escrow Fund pursuant to Section 7.2(e)(i), the Parent Common Stock and Exchangeable Shares shall be valued at the Closing Price.

             (f) Objections to Claims. At the time of delivery of any Officer's Certificate to the Depositary Agent, a duplicate copy of such certificate shall be delivered to the Shareholder Agent and for a period of thirty (30) days after such delivery, the Depositary Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(e) hereof unless the Depositary Agent shall have received written authorization from the Shareholder Agent to make such delivery. After the expiration of such 30 day period, the Depositary Agent shall make delivery of Exchangeable Shares from the Escrow Fund in accordance with Section 7.2(e) hereof, provided that no such payment or delivery may be made if the Shareholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Depositary Agent prior to the expiration of such 30 day period.

             (g) Resolution of Conflicts; Arbitration.

                 (i) In case the Shareholder Agent shall object in writing to any claim or claims made in any Officer's Certificate, the Shareholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Depositary Agent. The Depositary Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock and Exchangeable Shares from the Escrow Fund in accordance with the terms thereof.

                 (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Shareholder Agent may demand arbitration of the dispute unless the amount of the damage or loss is at issue in a pending Action or Proceeding involving a Third Party Claim, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration. In either event the matter shall be settled by arbitration conducted by 1 arbitrator agreed upon by Parent and the Shareholder Agent, or if no such arbitrator is agreed upon within 10 days, then by 3 arbitrators, 1 selected by Parent and 1 selected by the Shareholder Agent, and the 2 arbitrators selected by Parent and the Shareholder Agent shall select a third arbitrator. The arbitrator(s) shall set a limited time period and establish procedures designed to reduce the cost and time for discovery of information relating to any dispute while allowing the parties an opportunity, adequate as determined in the sole judgment of the arbitrator(s), to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator(s) shall rule upon motions to compel, limit or allow discovery as they shall deem appropriate given the nature and extent of the disputed claim. The arbitrator(s) shall also have the authority to impose sanctions, including attorneys' fees and other costs incurred by the parties, to the same extent as a court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to by a party without substantial justification. The decision of the arbitrator or a majority of the 3 arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(f) hereof, the Depositary Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions regarding the dispute which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

                 (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having competent jurisdiction. Any such arbitration shall be held in the city and county of [Seattle] under the commercial rules of arbitration then in effect of the [American Arbitration Association]. For purposes of this Section 7.2(g), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent less than the sum of one-half (1/2) of the disputed amount of any Losses plus any amounts not in dispute; otherwise, the shareholders of the Company as represented by the Shareholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

             (h) Shareholder Agent of the Shareholders; Power of Attorney.

                 (i) In the event that the Plan of Arrangement is approved by the shareholders of the Company, effective upon such vote, and without further act of any shareholder, Morgan Sturdy shall be appointed as agent and attorney-in-fact (the "Shareholder Agent") for each shareholder of the Company (except such shareholders, if any, as shall have perfected their appraisal or dissenters' rights under the BC Company Act), for and on behalf of shareholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock or Exchangeable Shares from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholder Agent for the accomplishment of the foregoing. Such agency may be changed by the shareholders of the Company from time to time upon not less than 30 days prior written notice to Parent; provided, however, that the Shareholder Agent may not be removed unless holders of a two-thirds interest in the Escrow Fund agree to such removal and to the identity of the substituted shareholder agent. Any vacancy in the position of Shareholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Shareholder Agent, and the Shareholder Agent shall not receive compensation for his services. Notices or communications to or from the Shareholder Agent shall constitute notice to or from each of the shareholders of the Company.

                 (ii) The Shareholder Agent shall not be liable for any act done or omitted hereunder as Shareholder Agent while acting in good faith and in the exercise of reasonable judgment.

             (i) Actions of the Shareholder Agent. A decision, act, consent or instruction of the Shareholder Agent shall constitute a decision of all the shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such shareholders, and the Depositary Agent and Parent may rely upon any such decision, act, consent or instruction of the Shareholder Agent as being the decision, act, consent or instruction of every such shareholder of the Company. The Depositary Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Agent.

             (j) Third-Party Claims. In the event Parent becomes aware of a third-party claim (a "Third Party Claim") which Parent reasonably expects may result in a demand against the Escrow Fund, Parent shall notify the Shareholder Agent of such claim, and the Shareholder Agent, as representative for the shareholders of the Company, shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any Third Party Claim; provided, however, that if Parent settles any Third Party Claim without the Shareholder Agent's consent (which consent shall not be unreasonably withheld or delayed), Parent may not make a claim against the Escrow Fund with respect to the amount of Losses incurred by Parent in such settlement. In the event that the Shareholder Agent has consented to any such settlement, the Shareholder Agent shall have no power or authority to object under any provision of this Article 7 to the amount of any claim by Parent against the Escrow Fund for the amount of Losses incurred by Parent in such settlement.

             (k) Depositary Agent's Duties.

                 (i) The Depositary Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Depositary Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Shareholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Depositary Agent shall not be liable for any act done or omitted hereunder as Depositary Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                 (ii) The Depositary Agent is hereby expressly authorized to comply with and obey Orders of any court of law or Governmental or Regulatory Authority, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Depositary Agent obeys or complies with any such Order, the Depositary Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such Order being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction or proper authority.

                 (iii) The Depositary Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                 (iv) The Depositary Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Depositary Agent.

                 (v) In performing any duties under the Agreement, the Depositary Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Depositary Agent. The Depositary Agent shall not incur any such liability for
(A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Depositary Agent shall in good faith believe to be genuine, nor will the Depositary Agent be liable or responsible for forgeries, fraud, impersonations or determining the scope of any representative authority. In addition, the Depositary Agent may consult with legal counsel in connection with the Depositary Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Depositary Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                 (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Depositary Agent will not be required to determine the controversy or to take any action regarding it. The Depositary Agent may hold all documents and shares of Parent Common Stock and Exchangeable Shares and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Depositary Agent's discretion, the Depositary Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Depositary Agent will not be liable for any damages. Furthermore, the Depositary Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Depositary Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock and Exchangeable Shares held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Depositary Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Depositary Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                 (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold the Depositary Agent harmless against any and all Losses incurred by the Depositary Agent in connection with the performance of the Depositary Agent's duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                 (viii) The Depositary Agent may resign at any time upon giving at least 30 days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor depositary agent which shall be accomplished as follows: the parties shall use their commercially reasonable efforts to mutually agree on a successor depositary agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor depositary agent within such time, the Depositary Agent shall have the right to appoint a successor depositary agent authorized to do business in the State of California. The successor depositary agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor depositary agent as if originally named as depositary agent. The Depositary Agent shall be discharged from any further duties and liability under this Agreement.

             (l) Fees. All fees of the Depositary Agent for performance of its duties hereunder shall be paid by Parent in accordance with the fee schedule attached as Exhibit I. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Depositary Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Depositary Agent is made a party to, or intervenes in, any Action or Proceeding pertaining to this escrow or its subject matter, the Depositary Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or Action or Proceeding. Parent agrees to pay these sums upon demand.


                                   ARTICLE 8
                        TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Acquisition to be effected by the Plan of Arrangement abandoned at any time prior to the Effective Time:

             (a) by mutual agreement of the Company, Parent, Acquisition Sub and CDN2;

             (b) by Parent or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific Time) on September 30, 1999 or on such later date as the parties hereto may mutually agree (provided, however, that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; provided further, that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to the Company until after November 30, 1999 if the failure of any shareholder of the Company to fulfill any obligation under a Voting Agreement to which such shareholder is a party has been in whole or part the cause of, or resulted in, the failure of the Effective Time to occur on or before such date);

(ii) there shall be a final nonappealable order of a Canadian or United States federal or provincial or state court in effect preventing consummation of the Acquisition to be effected by the Plan of Arrangement; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition to be effected by the Plan of Arrangement by any Governmental or Regulatory Authority that would make consummation of the Plan of Arrangement illegal;

             (c) by Parent if there shall be any action taken, or any Law or Order enacted, promulgated or issued or deemed applicable to the Acquisition to be effected by the Plan of Arrangement, by any Governmental or Regulatory Authority, which would: (i) prohibit Parent's or the Acquisition Sub's ownership or operation of all or any portion of the business of the Company or (ii) compel Parent or Acquisition Sub to dispose of or hold separate all or a substantial portion of the Assets and Properties of the Company as a result of the Acquisition to be effected by the Plan of Arrangement;

             (d) by Parent if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) the Company has not cured such breach within fifteen (15) days following receipt by the Company of written notice of such breach or is not using its reasonable efforts to cure such breach after written notice of such breach to the Company (provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured) and (ii) as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied;

             (e) by the Company if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent, BVI, CDN2 or Acquisition Sub and (i) Parent has not cured such breach within fifteen (15) days following receipt by the Company of written notice of such breach or is not using its reasonable efforts to cure such breach after written notice of such breach to Parent (provided, however, that no cure period shall be required for a breach which by its nature cannot be cured), and
(ii) as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied;

             (f) by Parent, if the Acquisition to be effected by the Plan of Arrangement shall not have been approved at the Company Shareholders Meeting by the requisite votes of the Company's shareholders in accordance with the BC Company Act; or

             (g) without the action of any party hereto, if, at or prior to 11:59 P.M. (California time) on July 16, 1999, the Board of Directors of each of Parent, BVI, Acquisition Sub and CDN2 has not approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         8.2 Effect of Termination. In the event of a valid termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Acquisition Sub or the Company, or their respective officers, directors or shareholders or Affiliates or Associates; provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.4, 5.5, 8.2, 9.6, 9.9, 9.10 and 9.11 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

         8.3 Amendment. Except as is otherwise required by applicable law after the shareholders of the Company approve the Acquisition to be effected by the Plan of Arrangement and this Agreement, this Agreement may be amended by the parties hereto at any time before the Effective Time by execution of an instrument in writing signed on behalf of each of the parties hereto and after the Effective Time by execution of an instrument in writing signed on behalf of Parent and the Shareholder Agent.

         8.4 Extension; Waiver. At any time prior to the Effective Time, Parent, BVI, Acquisition Sub, CDN2 and the Company may, to the extent legally allowed,
(i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE 9
                            MISCELLANEOUS PROVISIONS

         9.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

                  If to Parent, BVI, CDN2 or Acquisition Sub to:

                  Broadcom Corporation
                  16215 Alton Parkway
                  PO Box 57013
                  Irvine, California 92619-7013
                  Facsimile No.:  (949) 450-8715
                  Attn: President and Chief Executive Officer and
                  Attn: General Counsel

                  with a copy to:

                  Brobeck, Phleger & Harrison LLP
                  38 Technology Drive
                  Irvine, California  92618
                  Facsimile No.:  (949) 790-6300
                  Attn:  Bruce Hallett, Esq.

                  Farris, Vaughan, Wills & Murphy
                  2600-700 West Georgia Street
                  Vancouver, BC  V7Y 1B3
                  Facsimile No.:  (604) 661-9349
                  Attn:  R. Hector Mackay-Dunn

                  If to the Company to:

                  HotHaus Technologies Inc.
                  #170 - 6651 Fraserwood Place
                  Richmond, British Columbia V6W 1J3
                  Facsimile No.:  (604) 278-4317
                  Attn: President and Chief Executive Officer

                  with a copy to:

                  Bull, Housser & Tupper
                  Suite 3000 Royal Centre
                  P.O. Box 11130
                  1055 West Georgia Street
                  Vancouver, British Columbia  V6E 3R3
                  Facsimile No.:  (604) 641-4949
                  Attn: William S. Garton

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon facsimile confirmation, (iii) if delivered by mail in the manner described above to the address as provided for in this Section, be deemed given on the earlier of the third Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         9.2 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof. Except for the representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement, each of the parties to this Agreement acknowledges that no other representations or warranties have been relied upon by that party or made by any other party or its officers, directors, employees, agents, financial and legal advisors or other representatives.

         9.3 Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, the parties shall execute and deliver to the other party such other documents and instruments, provide such materials and information and take such other actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and otherwise to cause the other party to fulfill its obligations under this Agreement and the transactions contemplated hereby. Each party agrees to use commercially reasonable efforts to cause the conditions to its obligations to consummate the Acquisition to be effected by the Plan of Arrangement to be satisfied.

         9.4 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         9.5 Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Article 7 and the holders of Company Common Shares and Company Options immediately before the Effective Time for purposes of enforcing Parent's obligations under Sections 1.5 and 5.17.

         9.6 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other parties and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         9.7 Headings. The headings and table of contents used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         9.8 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the Province of British Columbia, without giving effect to any choice of law or conflict of law provision or rule (whether of the Province of British Columbia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Province of British Columbia. Parent, Acquisition Sub, BVI, CDN2 and the Company each hereby irrevocably submits to the jurisdiction of any of the courts of British Columbia in any action arising out of or relating to this Agreement, and Parent, Acquisition Sub, BVI, CDN2 and the Company each hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such courts. Parent, Acquisition Sub, CDN2, BVI and the Company each hereby waives the defense of inconvenient forum to the maintenance of such action or proceeding. Parent, Acquisition Sub, BVI, CDN2 and the Company each hereby irrevocably consent to the service of copies of any process which may be served in any such action or proceeding by certified mail, return receipt requested, or by delivery of a copy of such process to the Company or Parent, as the case may be, at its address specified in Section 9.1 or by any other method permitted by Law. Parent, Acquisition Sub, CDN2, BVI and the Company each agree that a final judgement in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on judgement or by any other manner provided by Law.

         9.10 Construction. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

         9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         9.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Except where this Agreement specifically provides for arbitration, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.


                                   ARTICLE 10
                                   DEFINITIONS

         10.1 Definitions.

              (a) As used in this Agreement (including the Disclosure Schedule), the following defined terms shall have the meanings indicated below:

                  "$" means United States Dollars unless otherwise indicated.

         "Actions or Proceedings" means any action, suit, petition, investigation, proceeding, arbitration, litigation or Governmental or Regulatory Authority investigation, audit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental or Regulatory Authority.

         "Acquisition" means the acquisition by Acquisition Sub of all of the issued and outstanding Company Common Shares, Company Options and Company Warrants.

         "Acquisition Sub" has the meaning ascribed to it in the forepart of this Agreement.

         "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls 10% or more of any class of equity securities of that Person or any of its Affiliates (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) any director, partner or officer of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

         "Aggregate Share Number" means 2,000,000 shares of Parent Common Stock and Exchangeable Shares (each as appropriately adjusted to reflect the effect of any stock split, stock dividend, stock combination, reorganization, reclassification or similar change occurring after the date of this Agreement and prior to the Effective Time).

         "Agreement" means this Acquisition Agreement and Plan of Reorganization, the Exhibits and the Disclosure Schedule and the certificates and instruments delivered in connection herewith, or incorporated by reference, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

         "Approval" means any approval, authorization, consent, permit, qualification or registration, or any waiver of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communication required to be filed with or delivered to, any Governmental or Regulatory Authority or any other Person.

         "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned, licensed or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

         "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of 10% or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

         "Audited Financial Statement Date" means July 31, 1998.

         "Audited Financial Statements" means the audited consolidated balance sheets of the Company and its Subsidiaries as of each of the fiscal years ended July 31, 1997 through July 31, 1998, respectively, and the related audited consolidated statements of operations, shareholders' equity and cash flows for each of the fiscal years then ended, in each case, including the notes thereto.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar foreign or U.S. federal or state law for the relief of creditors.

         "BC Company Act" means the Company Act (British Columbia) and all amendments and additions thereto.

         "BC Exemption Application" has the meaning ascribed to it in Section 2.32.

         "BC Exemption Order" has the meaning ascribed to it in Section 2.32.

         "BC Law" means the Law of British Columbia.

         "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including financial statements, internal reports, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs (including data processing files and records), retrieval programs, operating data and plans and environmental studies and plans.

         "Business Combination" means, with respect to any Person, (i) any amalgamation, consolidation or other business combination to which such Person is a party, (ii) any sale or other disposition of any capital stock or other equity interests of such Person, (iii) any tender offer (including a self tender), exchange offer, recapitalization, restructuring, liquidation, dissolution or similar or extraordinary transaction, (iv) any sale, dividend or other disposition of all or a material portion of the Assets and Properties of such Person or (v) the entering into of any agreement or understanding, the granting of any rights or options, or the acquiescence of the Company, with respect to any of the foregoing.

         "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of California or the Province of British Columbia are authorized or obligated to close.

         "Business or Condition of Parent" means the business, condition (financial or otherwise), results of operations, prospects or Assets and Properties of Parent and each of its Subsidiaries, taken as a whole.

         "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, prospects or Assets and Properties of the Company and each of its Subsidiaries, taken as a whole.

         "Canadian GAAP" means generally accepted accounting principles in Canada, as in effect from time to time.

         "CDN2" has the meaning ascribed to it in the forepart of this Agreement.

         "Closing" means the closing of the transactions contemplated by Section 1.4.

         "Closing Date" has the meaning ascribed to it in Section 1.4.

         "Closing Price" means the average closing sales price of Parent Class A Common Stock as traded on the NNM and reported by The Wall Street Journal, for the thirty (30) consecutive trading days ending on the third trading day prior to the Closing Date.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Company" has the meaning ascribed to it in the forepart of this Agreement.

         "Company Affiliates" has the meaning ascribed to it in Section 5.10.

         "Company Affiliate Agreement" has the meaning ascribed to it in Section 5.10.

         "Company Business Plan" means the business plan of the Company approved by the Board of Directors of the Company in November 1998.

         "Company Common Shares" has the meaning ascribed to it in Section 2.3.

         "Company Financials" means the Audited Financial Statements and the Interim Financial Statements.

         "Company Intellectual Property" shall mean any Intellectual Property of commercial value that is (i) owned by; (ii) licensed to; or (iii) was developed or created by or for the Company or any of its Subsidiaries.

         "Company Option(s)" means any Option to purchase Company Common Shares, excluding the Company Warrants.

         "Company Registered Intellectual Property" means all Registered Intellectual Property owned by, or filed in the name of, the Company or any of its Subsidiaries.

         "Company Shareholder Meeting" has the meaning ascribed to it in Section 1.1.

         "Company Warrants" means all of the warrants to purchase Company Common Stock listed on Section 2.3 of the Disclosure Schedule.

         "Contract" means any material contract, including without limitation:

              (a) any distributor, sales, advertising, agency or manufacturer's representative contract;

              (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $100,000 over the life of the contract;

              (c) any contract that expires or may be renewed at the option of any person other than the Company so as to expire more than one year after the date of this Agreement;

              (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

              (e) any contract for capital expenditures in excess of $60,000 in the aggregate;

              (f) any contract limiting the freedom of the Company to engage in any line of business or to compete with any other Person as that term is defined in the Exchange Act, as defined herein;

              (g) any contract pursuant to which the Company is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property having an original cost of more than $60,000;

              (h) any contract with any person with whom the Company does not deal at arm's length; or

              (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person which could oblige the Company to pay more than $10,000 in the aggregate.

         "Depositary Agent" means U.S. Stock Transfer Corporation.

         "Disclosure Schedule" means the schedules delivered to Parent, BVI, CDN2 and Acquisition Sub by or on behalf of the Company, containing all lists, descriptions, exceptions and other information and materials as are included therein in connection with the representations and warranties made by the Company in Article 2 of this Agreement or otherwise.

         "Effective Time" has the meaning ascribed to it in Section 1.4.

         "Environment" means air, surface water, ground water, or land, including land surface or subsurface, and any receptors such as persons, wildlife, fish, biota or other natural resources.

         "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar list of sites published by any governmental authority in Canada or the United States relating to investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any location at which there has been a Release of a Hazardous Material.

         "Environmental Law" means any Canadian or United States federal, provincial, state, local or foreign environmental, health and safety or other Law relating to Hazardous Materials, including without limitation the Waste Management Act (British Columbia), the Comprehensive, Environmental Response Compensation and Liability Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the California Safe Drinking Water and Toxic Enforcement Act.

         "Environmental Permit" means any permit, license, approval, consent or authorization required under or in connection with any Environmental Law and includes without limitation any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority.

         "Equity Equivalents" means securities (including Options to purchase any shares of Company Common Shares) which, by their terms, are or may be exercisable, convertible or exchangeable for or into common shares, preferred shares, or other securities at the election of the holder thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ERISA Affiliate" has the meaning ascribed to it in Section 2.13.

         "Escrow Amount" means 10% of the shares of Parent Common Stock and Exchangeable Shares issued pursuant to the Plan of Arrangement.

         "Escrow Fund" has the meaning ascribed to it in Section 7.2(a).

         "Escrow Period" has the meaning ascribed to it in Section 7.2(c).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

         "Exchange Agent" means U.S. Stock Transfer Corporation.

         "Expiration Date" has the meaning ascribed to it in Section 7.1.

         "Final Order" has the meaning ascribed to it in Section 1.1.

         "Financial Statement Date" means May 31, 1999.

         "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

         "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official or other instrumentality of the United States, Canada, any foreign country or any domestic or foreign state, province, county, city or other political subdivision, and shall include any stock exchange, quotation service and the National Association of Securities Dealers.

         "Hazardous Material" means (a) any chemical, material, substance or waste including, containing or constituting petroleum or petroleum products, solvents (including chlorinated solvents), nuclear or radioactive materials, asbestos in any form that is or could become friable, radon, lead-based paint, urea formaldehyde foam insulation or polychlorinated biphenyls, (b) any chemicals, materials, substances or wastes which are now defined as or included in the definition of "special waste," "waste," "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; or (c) any other chemical, material, substance or waste which is regulated by any Environmental Law or which could constitute a nuisance.

         "Income Tax" means (i) any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever, excluding any Other Tax, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such Tax (domestic or foreign); or (ii) any liability of a Person for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treas. Reg. Section 1.1502-6 or comparable provisions of any Taxing Authority in respect of a Tax Return of a [Relevant Group].

         "Income Tax Act" means the Income Tax Act (Canada), as amended, and the rules and regulations promulgated thereunder.

         "Indebtedness" of any Person means all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

         "Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, the information set forth in manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing.

         "Interim Financial Statements" means the unaudited consolidated balance sheet of the Company and its Subsidiaries as of May 31, 1999, and the related unaudited consolidated statement of operations and statement of cash flows for the ten-month period ended on such date.

         "Interim Order" has the meaning ascribed to it in Section 1.1.

         "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company.

         "IRS" means the United States Internal Revenue Service or any successor entity.

         "Law" or "Laws" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, Canada, any foreign country, or any domestic or foreign state, province, county, city or other political subdivision or of any Governmental or Regulatory Authority.

         "Leased Real Property(ies)" has the meaning ascribed to it in Section 2.15(a).

         "Liabilities" means all Indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

         "License" means any Contract that grants a Person the right to use or otherwise enjoy the benefits of any Intellectual Property (including without limitation any covenants not to sue with respect to any Intellectual Property).

         "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, easement, charge or adverse claim or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

         "Loss(es)" means any and all damages, fines, fees, Taxes, penalties, deficiencies, losses and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all fees and expenses, including fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any Third Party Claims or (ii) asserting or disputing any rights under this Agreement against any party hereto or otherwise).

         "NASD" means the National Association of Securities Dealers, Inc.

         "New Shares" has the meaning ascribed to it in Section 7.2(d)(ii).

         "NNM" means the distinct tier of The Nasdaq Stock Market referred to as the Nasdaq National Market.

         "Non-Competition Agreement" has the meaning ascribed to it in Section 6.3.

         "Officer's Certificate" has the meaning ascribed to it in Section 7.2(e)(i).

         "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

         "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

         "Other Tax" means any sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit or license tax, governmental fee or other similar assessment or charge, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign).

         "Parent" has the meaning ascribed to it in the forepart of this Agreement.

         "Parent Affiliate" has the meaning ascribed to it in Section 5.11.

         "Parent Affiliate Agreement" has the meaning ascribed to it in Section 5.11.

         "Parent Common Stock" means the Class B Common Stock of Parent.

         "Parent Disclosure Schedule" means descriptions, exceptions and other information and materials as are required to be included therein in connection with the representations and warranties made by Parent in Article 3 of this Agreement or otherwise.

         "Parent Financial Statements" has the meaning ascribed to it in Section 3.4.

         "Parent Support Agreement" has the meaning ascribed to it in Section
1.3.

         "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

         "Permit" means any license, permit, franchise or authorization.

         "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

         "Plan" has the meaning ascribed to it in Section 2.13.

         "Plan of Arrangement" has the meaning ascribed to it in Section 1.1.

         "Pooling of Interests" shall mean pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16.

         "PTO" means the United States Patent and Trademark Office.

         "Registered Intellectual Property" shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks and servicemarks, applications to register trademarks, intent-to-use applications, other registrations or applications to trademarks or servicemarks, or trademarks or servicemarks in which common law rights are owned or otherwise controlled; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the Environment.

         "SEC" means the Securities and Exchange Commission or any successor entity.

         "SEC Documents" means, with respect to any Person, each report, schedule, form, statement or other document filed with the SEC by such Person pursuant to Section 13(a) of the Exchange Act.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Shareholder Agent" has the meaning ascribed to it in Section
7.2(h)(i).

         "Site" means any of the real properties currently or previously owned, leased, occupied, used or operated by the Company, any predecessors of the Company, or any entities previously owned by the Company, including all soil, subsoil, surface waters and groundwater.

         "Stock Plan" means the HotHaus Technologies Incentive Stock Option
Plan.

         "Subsidiary" means any Person in which the Company or Parent, as the context requires, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least 50% of either the equity interest in, or the voting control of, such Person existing on the date hereof.

         "Takeover Statute" means a "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under provincial, state or federal laws in the United States or Canada.

         "Tax" or "Taxes" means Income Taxes and/or Other Taxes, as the context requires.

         "Tax Laws" means the Code, the Income Tax Act and any other applicable Canadian or United States federal, provincial, state, county, local or foreign laws relating to Taxes and any regulations or official administrative pronouncements released thereunder.

         "Tax Returns" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax.

         "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States or Canadian federal, provincial, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

         "Third Party Claim" has the meaning ascribed to it in Section 7.2(j).

         "Third Party Expenses" has the meaning ascribed to it in Section 5.5.

         "Voting Agreement" has the meaning ascribed to it in Recital F.

         "Voting Trust Agreement" has the meaning ascribed to it in Section 1.2.

         "WARN Act" means the Worker Adjustment and Retraining Notification Act, as amended.

         "Warranty Obligations" has the meaning ascribed to it in Section 2.28.

              (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision, (iv) the terms "Article" or "Section" or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement, (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company, (vi) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," and (vii) when a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. The term "party" or "parties" when used herein refer to Parent and Acquisition Sub, on the one hand, and the Company, on the other.

              (c) When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person and (ii) with respect to any other Person, the actual knowledge of the directors and executive officers of such Person and other individuals that have a similar position or have similar powers and duties as the officers and directors of such Person.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Parent, BVI, Acquisition Sub, CDN2 and Company, and with respect to Section 7.2 only, the Shareholder Agent and Depositary Agent, have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.



HOTHAUS TECHNOLOGIES INC.                 BROADCOM CORPORATION



By: /s/ ROSS MITCHELL                     By: /s/ HENRY T. NICHOLAS
    -----------------------------             ----------------------------------
    Name: Ross Mitchell                       Name: Henry T. Nicholas III, Ph.D.
    Title:                                    Title:



By: /s/ MORGAN STURDY
    -----------------------------
   Name: Morgan Sturdy
   Title:


585573 B.C. LTD.                          SHAREHOLDER AGENT



By: /s/ WILLIAM J. RUEHLE                 By: /s/ MORGAN STURDY
    -----------------------------             ----------------------------------
    Name: William J. Ruehle                       Morgan Sturdy
    Title:


U.S. STOCK TRANSFER CORPORATION,          3030814 NOVA SCOTIA ULC
AS DEPOSITARY AGENT



By: /s/ ENRIQUE ARTAZA                    By: /s/ WILLIAM J. RUEHLE
    -----------------------------             ----------------------------------
    Enrique Artaza                            Name: William J. Ruehle
    Senior Vice President                     Title:


BROADCOM (BVI) LIMITED



By: /s/ WILLIAM J. RUEHLE
    -----------------------------
    Name: William J. Ruehle
    Title:

                              ACQUISITION AGREEMENT
                                  BY AND AMONG
                              BROADCOM CORPORATION,
                             BROADCOM (BVI) LIMITED,
                                585573 B.C. LTD.,
                             3030814 NOVA SCOTIA ULC
                                       AND
                            HOTHAUS TECHNOLOGIES INC.
                            Dated as of July 15, 1999


                                    EXHIBITS
                                    --------


A -      Plan of Arrangement
B -      Form of Voting Agreement
C -      Voting and Exchange Trust Agreement
D -      Parent Support Agreement
E-1 -    Form of Company Affiliate Agreement
E-2 -    Form of Parent Affiliate Agreement
F-1 -    Form of Parent and Acquisition Sub Officers' Certificates
F-2 -    Form of Parent and Acquisition Sub Secretaries' Certificates
G -      Parent Legal Opinion
H-1 -    Form of Company Officer's Certificate
H-2 -    Form of Company Secretary's Certificate
I -      Company Legal Opinion
J -      Form of Non-Competition Agreement


Broadcom Corporation agrees to furnish supplementally a copy of any of the foregoing exhibits to the SEC upon request.